Filed pursuant to Rule 433(d)
Registration Statement No. 333-138237

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such offered certificates, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the offered certificates.

You may withdraw your indication of interest at any time.

CMLTI 2007-AMC3

Term Sheet	Date Prepared: March 27, 2007

Citigroup Mortgage Loan Trust 2007-AMC3 Asset-Backed Certificates,
Series 2007-AMC3

Approximate Total Offered Size: $[580,529,000]

Citigroup Global Markets Realty Corp.
Seller

Litton Loan Servicing LP
Servicer

Citigroup Mortgage Loan Trust Inc.
Depositor

Tranche	Amount(1)	Int. Type(2) / Class	Initial Credit Enhancement (4)	Ratings (S&P/Moodys)		WAL (Call/ Mat)(3)	Window (Call/ Mat)(3)
OFFERED CERTIFICATES
Class A-2A1	100,000,000.00	FLT/SR/SEQ	18.80%	AAA	Aaa	1.00 / 1.00	Offered but not marketed hereby
Class A-2A2	135,157,000.00	FLT/SR/SEQ	18.80%	AAA	Aaa	1.00 / 1.00	1-22 / 1-22
Class A-2B	69,591,000.00	FLT/SR/SEQ	18.80%	AAA	Aaa	2.00 / 2.00	22-28 / 22-28
Class A-2C	86,891,000.00	FLT/SR/SEQ	18.80%	AAA	Aaa	3.00 / 3.00	28-57 / 28-57
Class A-2D	60,746,000.00	FLT/SR/SEQ	18.80%	AAA	Aaa	6.05 / 7.36	57-79 / 57-179
Class M-1	34,063,000.00	Floating / Mezz	15.65%	AA+	Aa1	4.72 / 5.23	44/79 / 44-158
Class M-2	30,279,000.00	Floating / Mezz	12.85%	AA	Aa2	4.61 / 5.10	Offered but not marketed hereby
Class M-3	18,384,000.00	Floating / Mezz	11.15%	AA-	Aa3	4.56 / 5.03	41-79 / 41-137
Class M-4	15,680,000.00	Floating / Mezz	9.70%	A+	A1	4.53 / 4.98	40-79 / 40-132
Class M-5	15,140,000.00	Floating / Mezz	8.30%	A	A2	4.52 / 4.94	39-79 / 39-127
Class M-6	14,598,000.00	Floating / Mezz	6.95%	A-	A3	4.48 / 4.87	39-79 / 39-121
NON-OFFERED CERTIFICATES
Class A-1	425,705,000.00	FLT/SR/PT	18.80%	AAA	Aaa	2.39 / 2.63	1-79 / 1-195
Class M-7	12,977,000.00	Floating / Mezz	5.75%	BBB+	Baa1
Class M-8	9,733,000.00	Floating / Mezz	4.85%	BBB	Baa2
Class M-9	10,814,000.00	Floating / Mezz	3.85%	BBB-	Baa3
Class M-10	10,814,000.00	Floating / Mezz	2.85%	BB+	Ba1

(1)  Certificate sizes are subject to change (+/- 10%)
(2)  The Class A Certificates will bear interest at variable rates, and their respective margins will increase by 2x following the Optional Termination Date; the Class M Certificates will bear interest at variable rates and their margins will increase by 1.5x following the Optional Termination Date
(3)  Based on Pricing Prepayment Assumption
(4)  Includes Overcollateralization

Transaction Overview:

Sole Manager:	Citigroup Global Markets, Inc	Expected Pricing Date:	March [29], 2007
Rating Agencies:	S&P / Moody’s	Expected Settlement Date:	April 30, 2007
Trustee:	[U.S. Bank, National Association]	Trust Administrator	Citibank N.A.

Citigroup Global Markets Inc.

For Further Information:

Mortgage Finance Perry DeFelice (212) 723-1153 Venkat Veerubhotla (212) 723-6662 Juliana Castelli (212) 723-6503	MBS Trading Stephen Weinstein (212) 723-5648 Phil Seares (212) 723-6325 Supriya Bajoria (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-5386 Noel Doromal (212) 723-9026 Tai Wu (212) 723-5859

*All numbers are preliminary and subject to change.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time

TRANSACTION SUMMARY

Title of Securities:	Citigroup Mortgage Loan Trust, Series 2007-AMC3
Offered Certificates:
Approximately $452,385,000 senior floating-rate certificates (the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates) and approximately $128,144,000 mezzanine floating-rate certificates (the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates)

Non-Offered Certificates:	Class A-1, Class M-7, Class M-8, Class M-9, Class M-10, Class CE-1, Class CE-2, Class P, Class R and Class R-X Certificates
Class A Certificates:	The Group I and the Group II Certificates
Class A-2A Certificates:	The Class A-2A1 and the Class A-2A2 Certificates.
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates
Group I Certificates:	Class A-1 Certificates which evidence interests in the Group I Mortgage Loans.
Group II Certificates:	Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates which evidence interests in the Group II Mortgage Loans.
Seller:	Citigroup Global Markets Realty Corp.
Originators:	Argent Mortgage Company, LLC with respect to approximately 89.19% of the Mortgage Loans and Ameriquest Mortgage Company with respect to approximately 10.81% of the Mortgage Loans.
Servicer:	Litton Loan Servicing LP.
Depositor:	Citigroup Mortgage Loan Trust Inc.
Trust Administrator:	Citibank N.A.
Trustee:	[U.S. Bank National Association]
Cap Provider:	[TBD]
Mortgage Loans:
4,946 adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $1,081,391,682

For the purpose of calculating interest and principal on the Class A Certificates, the Mortgage Loans have been divided into two loan groups, designated as follows:

Group I Mortgage Loans: 2,776 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $524,267,585.29. The Group I Mortgage Loans have principal balances at origination that conform to principal balance limits of Freddie Mac.

Group II Mortgage Loans: 2,170 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $557,124,096.39. The Group II Mortgage Loans have principal balances at origination that may or may not conform to principal balance limits of Freddie Mac.

The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the range of mortgage rates, maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 10%.

Closing Date:	On or about April 30, 2007.

Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing May 2007
Cut-Off Date:	April 1, 2007.
Payment Delay:	The Offered Certificates have a 0 day delay.
Day Count:	The Offered Certificates are Actual/360.
Administrative Fee Rate:
The Servicing Fee will be 50 bps per annum (payable monthly) on the stated principal balance of the Mortgage Loans. For so long as Litton Loan Servicing LP is servicing the Mortgage Loans, 15 bps per annum (payable monthly) will be paid to Litton Loan Servicing LP and 35 bps per annum will be paid to the holder of the Class CE-2 Certificates.

For purposes of modeling assumptions the total administrative fee rate inclusive of the Servicing Fee and Trustee Fee, has been assumed as 0.520%

Denomination:	$25,000 and multiples of $1 in excess thereof.
Legal Final Maturity:	For all classes the legal final maturity is expected to be [March 2037].
SMMEA Eligibility:	None of the Offered Certificates will be SMMEA eligible.
ERISA Eligibility:	The Offered Certificates and the Class M-7, Class M-8 and Class M-9 Certificates are expected to be ERISA eligible.
Tax Status:
Each Offered Certificate will be treated as representing a REMIC regular interest and the right to receive Excess Interest as a result of any application of the related Net WAC Cap for federal income tax purposes.

Structure summary

Structure:	Senior/Subordinate/Overcollateralization Structure
Prepayment Assumption:
2-year and shorter Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-22; 60.0% CPR for months 23-27; 35.0% CPR for months 28 and thereafter.

3-year and longer Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-34; 60.0% CPR for months 35-39; 35.0% CPR for months 40 and thereafter.

Fixed-rate Mortgage Loans: 4.0% CPR growing to 23.0% CPR over 12 months and remaining at 23.0% CPR thereafter.

Pass-Through Rate:
➢  The monthly Pass-Through Rate for the Class A and Class M Certificates on each Distribution Date is the lesser of:

•  (1) the Formula Rate

•  (2) the related Net WAC Cap for that Distribution Date

➢  The Formula Rate for the Class A and Class M Certificates is as follows:

•  On or prior to the Optional Termination Date: The lesser of (i) 1-Month LIBOR plus a margin which will be set at pricing for the Class A and Class M Certificates and (ii) the related Maximum Cap Rate.

•  After the Optional Termination Date: The lesser of (i)1-Month LIBOR plus 2x the initial margin for the Class A Certificates and 1-Month LIBOR plus 1.5x the initial margin for the Class M Certificates and (ii) the related Maximum Cap Rate.

Principal Payments for Class A Certificates:
Prior to the Stepdown Date or if a Trigger Event occurs, the Class A Certificates will receive ALL of the principal collected on the related Mortgage Loans plus any Excess Interest from the Mortgage Loans required to maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will be an amount such that the Class A Certificates will have approximately 37.60% of the current principal balance of the related Mortgage Loans as credit enhancement (which is 2x the initial credit support).

Principal Payments for Class M Certificates:
The Class M Certificates will NOT receive any principal distributions prior to the Stepdown Date, or if a Trigger Event occurs, unless the aggregate certificate principal balance of the Class A Certificates is reduced to zero.

Thereafter (assuming no Trigger Event is in effect), principal will be shared among the Class M Certificates to maintain, in each case, approximately 2x their respective initial credit support.

Maximum Net Mortgage Rate:
The Maximum Net Mortgage Rate on any mortgage loan is equal to the then applicable maximum mortgage rate (or the mortgage rate in the case of any fixed-rate mortgage loan) minus the Administrative Fee Rate.

Maximum Cap Rate:
The Maximum Cap Rate for any Distribution Date and

(a) the Group I Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Group I Mortgage Loans, (weighted based on the aggregate principal balance of the related Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period) plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the aggregate principal balance of the Mortgage Loans,

(b) the Group II Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Group II Mortgage Loans, (weighted based on the aggregate principal balance of the related Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period) plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the aggregate principal balance of the Mortgage Loans,

(c) the Mezzanine Certificates is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates) of (i) the Maximum Cap Rate for the Group I Certificates and (ii) the Maximum Cap Rate for the Group II Certificates.

Group I Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:

(i)  the principal portion of all scheduled monthly payments on the Group I Mortgage Loans actually received or advanced on or prior to the related Determination Date;

(ii)  the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and

(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and servicer, to the extent applied as recoveries of principal on the Group I Mortgage Loans.

Group II Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:

(i)  the principal portion of all scheduled monthly payments on the Group II Mortgage Loans actually received or advanced on or prior to the related Determination Date;

(ii)  the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and

(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and servicer, to the extent applied as recoveries of principal on the Group II Mortgage Loans.

Optional Termination:
10% cleanup call based on the Cut-off Date Principal Balance of the mortgage loans. If such call is exercised, the Class A and Class M Certificateholders are entitled, to the extent of funds available, to:

➢  Outstanding principal balance of the Class A and Class M Certificates

➢  Current interest accrued on such balance at the related Pass-Through Rate

➢  Interest previously earned but not paid (if any)

➢  “LIBOR Carryover Amount” (if any)

Net WAC Cap:
Group I Certificates: For any Distribution Date and the Group I Certificates, the Group I Net WAC Cap is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average Net Mortgage Rates of the Group I Mortgage Loans (weighted based on the aggregate principal balance of the Group I Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period).

Group II Certificates: For any Distribution Date and the Group II Certificates, the Group II Net WAC Cap is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average Net Mortgage Rates of the Group II Mortgage Loans (weighted based on the aggregate principal balance of the Group II Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period).

Class M Certificates: For any Distribution Date and the Class M Certificates, the Class M Net WAC Cap is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current certificate principal balance of the related Class A Certificates) of (i) the Net WAC Cap for the Group I Certificates and (ii) the Net WAC Cap for the Group II Certificates.

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.
LIBOR Carryover Amount:
The excess, if any, of (i) the amount of interest the Class A and Class M Certificates would have accrued for such Distribution Date based on its respective Formula Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the related Net WAC Cap, plus the unpaid portion of any such excess from prior Distribution Dates plus interest accrued thereon at the respective Formula Rate.

Interest Carry Forward Amount:
As of any Distribution Date, the sum of:

(x) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for prior Distribution Dates, over the amount in respect of interest actually distributed on each class on prior Distribution Dates and

(y) interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:
Excess Interest, to the extent it is not used for other required purposes, including to absorb realized losses on the Mortgage Loans, to cover interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the LIBOR Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the related Net WAC Cap.

Senior Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing

(x) the sum of:

(i)   the aggregate Certificate Principal Balance of the Class M Certificates, and

(ii)  the overcollateralization amount, in each case after taking into account the distribution of the Principal Distribution Amount on such Distribution Date by

(y)   the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Available Funds:
For any Distribution Date, the sum, net of amounts reimbursable therefrom to the Servicer or the Trustee of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans, occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all Servicer Advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Principal Distribution Amount:
On any Distribution Date, the lesser of (i) the outstanding certificate principal balance of the Class A and Class M Certificate and (ii) the Principal Remittance Amount plus any Excess Interest allocable to principal in order to build or maintain the Target Overcollateralization Amount minus any Overcollateralization Release Amount.

Group I Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group I Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group I Certificates over (ii) the lesser of (a) approximately 62.40% of the outstanding principal balance of the Group I Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Group I Mortgage Loans as of the cut-off date.

Group II Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group II Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group II Certificates over (ii) the lesser of (a) approximately 62.40% of the outstanding principal balance of the Group II Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Group II Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Group II Mortgage Loans as of the cut-off date.

All distributions of principal to the Group II Certificates on any Distribution Date will be distributed first to the Class A-2A Certificates (the distributions to the Class A-2A Certificates will be made pro rata amongst the Class A-2A1 and the Class A-2A2 Certificates), second to the Class A-2B Certificates, third to the Class A-2C Certificates and fourth to the Class A-2D Certificates, in each case until the Certificate Principal Balance of each such class of Certificates has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M and Class CE-1 Certificates has been reduced to zero, principal will be allocated to Group II Certificates on a pro-rata basis based on the Certificate Principal Balance of each such class.

Class M Principal Distribution Amount:
For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of more senior Certificates after distribution of more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2X the respective Class M Certificates initial credit support percentage of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off date.

Cap Agreement:
On the Closing Date, the Trustee will enter into a Cap Agreement with the Cap Provider for the benefit of the Class A Certificates and Class M Certificates. Pursuant to the Cap Agreement, the Cap Provider will agree to make payments to the trust on the Distribution Dates as set forth in the cap schedule on page [16] equal to the product of (a) a per annum rate equal to the excess, if any, of (i) one-month LIBOR (as determined pursuant to the Cap Agreement), over (ii) [5.45%] and (b) the notional balance for such Distribution Date as set forth on page [16] herein and (c) the actual number of days in the related Interest Accrual Period divided by 360.

Payment Priority:
On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:

1.  To pay interest on the related Class A Certificates on a pro-rata basis (based on the entitlement of such class) including any accrued unpaid interest from a prior Distribution Date first from the related loan group, then from the other loan group if necessary, and then, excluding any accrued unpaid interest from prior Distribution Dates, to pay interest to the Class M Certificates, sequentially.

2.  Prior to the Stepdown Date or if a Trigger Event is in effect an amount up to the Principal Distribution Amount will be distributed as follows:

a)  To pay the Group I Principal Distribution Amount to the Group I Certificates and to pay the Group II Principal Distribution Amount to the Group II Certificates, until the aggregate Certificate Principal Balance of the Class A Certificates in each such group has been reduced to zero. Principal distributed to the Group II Certificates will be distributed sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under “Group II Principal Distribution Amount”). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated group.

b)  To pay any remaining Principal Distribution Amount to the Class M Certificates sequentially until the Certificate Principal Balance of each such class has been reduced to zero.

3.  On or after the Stepdown Date and if a Trigger Event is not in effect an amount up to the Principal Distribution Amount will be distributed as follows:

a)  To pay the Group I and Group II Principal Distribution Amounts to the Group I and Group II Certificates, respectively until the aggregate Certificate Principal Balance of the Class A Certificates in each such group has been reduced to zero. Principal distributed to the Group II Certificates will be distributed sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under Group II Principal Distribution Amount). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated group as necessary.

b)  To pay the respective Class M Principal Distribution Amount, sequentially to the respective Class M Certificates until each such class is reduced to zero.

4. From Excess Interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary and included in the Principal Distribution Amounts:

5. From Excess Interest, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.

6. From Excess Interest, if any, to pay Allocated Realized Loss Amounts on the Class M Certificates, sequentially.

7. From Excess Interest, if any, to pay any LIBOR Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account:

(i)  to the Class A Certificates, on a pro rata basis based first on outstanding Certificate Principal Balance and second on such remaining undistributed LIBOR Carryover Amounts,

(ii)  sequentially to the Class M Certificates any such remaining undistributed LIBOR Carryover Amounts for each class

8. From the cash received from the cap agreement to cover Interest Carry Forward Amounts on the Class A Certificates.

9. To pay the cash received from the cap agreement in the same priority as clauses (4) to (7) above.

10. To the holders of the Class CE - 1 Certificates as provided in the Pooling and Servicing Agreement.

CREDIT ENHANCEMENT SUMMARY

Stepdown Date:
The earlier to occur of:

(i) the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is zero, and

(ii) the later to occur of:

(x) the 37th Distribution Date and

(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to twice its initial amount

Trigger Event:	On a Distribution Date, a Trigger Event will be in effect if:

Distribution Date	Percentage
May 2009 through April 2010	1.25%
May 2010 through April 2011	2.80%
May 2011 through April 2012	4.45%
May 2012 through April 2013	5.75%
May 2013 and thereafter	6.55%

60+ Day Delinquent Loan:
The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in bankruptcy and Delinquent 60 days or more), (ii) REO Properties and (iii) Mortgage Loans in foreclosure by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

Credit Enhancement:	Credit Enhancement will be provided by: ➢ Excess Interest ➢ Overcollateralization ➢ Subordination ➢ In addtion, the certificates will have the benefit of the Cap Agreement

Class	Initial Credit Support*/**	Target Credit Support**
A	18.80	37.60
M-1	15.65	31.30
M-2	12.85	25.70
M-3	11.15	22.30
M-4	9.70	19.40
M-5	8.30	16.60
M-6	6.95	13.90
M-7	5.75	11.50
M-8	4.85	9.70
M-9	3.85	7.70
M-10	2.85	5.70
* Includes Overcollateralization		**Approximate

Overcollateralization Amount:
For any Distribution Date the excess, if any, of (a) the sum of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A , Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Deficiency:
As of any Distribution Date, the excess, if any, of:

(x) the Targeted Overcollateralization Amount for such Distribution Date over

(y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:
As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:

(x) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization Amount:
As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately [2.85]% of the principal balance of the Mortgage Loans as of the Cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately [5.70]% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related due period and (ii) 0.50% of the principal balance of the Mortgage Loans as of the Cut-off date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses/ Subordination:
Realized losses on the Mortgage Loans will be applied:

➢  First to reduce the Excess Interest, any cap proceeds that are available for this purpose and overcollateralization amount

➢  Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero

➢  In no event will losses be allocated to the Class A certificates

Monthly Servicer Advances:
The Servicer is required to advance at least one business day prior to each Distribution Date scheduled principal and interest payments (net of the Servicing Fee) that were due during the related collection period that are not received by the related determination date unless it deems such advance to be non-recoverable. The Servicer will make limited advances on delinquent balloon mortgage loans. The Servicer will not make any principal advances on REO properties and is not required to make any principal advances with respect to second lien mortgage loans. The Servicer is not obligated to make any advance with respect to a reduction in the monthly payment due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act, as amended, (the “Relief Act”) or similar state laws.

Prepayment Interest Shortfall:
With respect to any Distribution Date, for each mortgage loan that was the subject of a principal prepayment in full during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month immediately preceding such Distribution Date an amount equal to the interest at the mortgage interest rate for such mortgage loan (the “Mortgage Interest Rate”) (net of the related Administrative Fees) on the amount of any principal prepayment in full for the number of days commencing on the date on which the principal prepayment is applied and ending on the last day of the calendar month immediately preceding such Distribution Date. The Servicer will cover Prepayment Interest Shortfalls on mortgage loans to the extent that this amount does not exceed one-half of the Servicing Fee for such Distribution Date. However, the Servicer will not cover interest shortfalls due to application of the Relief Act or principal prepayments in part.

With respect to any Distribution Date, the Servicer will have the right to retain as prepayment interest excess for each Mortgage Loan that was the subject of a principal prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Distribution Date occurs and the last day of the related Prepayment Period, an amount equal to interest at the applicable Mortgage Interest Rate (net of the related Administrative Fees) on the amount of such principal prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such principal prepayment is so applied.

Prepayment Period:
With respect to any Distribution Date, the period commencing on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, from April 1, 2007) and ending on the 15th day of the calendar month in which the related Distribution Date occurs.

Net WAC Cap and Effective Maximum Rate for the Group II Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.74	21.91	41	9.14	18.82
2	7.05	20.18	42	9.43	19.11
3	7.28	20.37	43	9.12	18.75
4	7.05	20.09	44	9.42	19.05
5	7.05	20.04	45	9.12	18.76
6	7.28	20.22	46	9.15	19.06
7	7.05	19.93	47	10.16	20.28
8	7.28	20.09	48	9.17	19.13
9	7.05	19.76	49	9.47	19.43
10	7.05	19.66	50	9.15	19.02
11	7.53	20.03	51	9.45	19.31
12	7.05	19.42	52	9.15	18.99
13	7.28	19.52	53	9.15	18.96
14	7.05	19.15	54	9.45	19.23
15	7.28	19.25	55	9.14	18.81
16	7.05	18.87	56	9.43	19.08
17	7.05	18.68	57	9.12	18.69
18	7.29	18.65	58	9.13	18.72
19	7.06	18.12	59	9.75	19.42
20	7.32	18.11	60	9.11	18.62
21	7.19	17.83	61	9.41	18.89
22	7.73	18.26	62	9.09	18.46
23	8.81	19.20	63	9.39	18.73
24	7.94	18.17	64	9.08	10.46
25	8.19	18.25	65	9.07	10.45
26	7.92	17.80	66	9.36	10.78
27	8.22	17.88	67	9.05	10.42
28	8.17	17.61	68	9.34	10.75
29	8.26	17.50	69	9.03	10.39
30	8.54	17.59	70	9.02	10.37
31	8.26	17.14	71	9.98	11.47
32	8.55	17.28	72	9.00	10.34
33	8.37	17.03	73	9.29	10.67
34	8.74	17.44	74	8.98	10.31
35	9.91	18.59	75	9.27	10.64
36	8.94	17.52	76	8.96	10.28
37	9.24	17.73	77	8.95	10.27
38	8.94	17.71	78	9.24	10.59
39	9.26	18.35	79	8.94	10.23
40	9.07	18.65

Assumptions:
(1)	Assumes 1mLIBOR and 6mLIBOR stays at 5.32% and 5.31% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes payments from Cap Agreement if any.

Net WAC Cap and Effective Maximum Rate for the Class M Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.71	21.88	41	8.68	18.27
2	7.03	20.16	42	8.96	18.54
3	7.26	20.35	43	8.66	18.19
4	7.03	20.07	44	8.94	18.47
5	7.03	20.02	45	8.65	18.20
6	7.26	20.20	46	8.67	18.43
7	7.03	19.90	47	9.60	19.54
8	7.26	20.07	48	8.65	18.45
9	7.02	19.74	49	8.92	18.71
10	7.02	19.64	50	8.62	18.31
11	7.51	20.00	51	8.90	18.58
12	7.02	19.39	52	8.61	18.27
13	7.26	19.50	53	8.61	18.25
14	7.02	19.13	54	8.88	18.49
15	7.26	19.23	55	8.59	18.08
16	7.02	18.84	56	8.86	18.33
17	7.03	18.65	57	8.57	17.97
18	7.26	18.62	58	8.57	17.98
19	7.03	18.09	59	9.15	18.64
20	7.28	18.07	60	8.55	17.88
21	7.14	17.78	61	8.83	18.12
22	7.54	18.07	62	8.53	17.71
23	8.56	18.95	63	8.81	17.96
24	7.71	17.95	64	8.51	9.72
25	7.95	18.01	65	8.50	9.70
26	7.69	17.57	66	8.77	10.00
27	7.98	17.63	67	8.48	9.66
28	7.87	17.31	68	8.75	9.97
29	7.95	17.18	69	8.46	9.63
30	8.21	17.26	70	8.45	9.61
31	7.94	16.81	71	9.34	10.63
32	8.21	16.94	72	8.43	9.58
33	8.04	16.69	73	8.70	9.88
34	8.36	17.02	74	8.41	9.54
35	9.46	18.11	75	8.68	9.84
36	8.54	17.08	76	8.39	9.51
37	8.81	17.26	77	8.38	9.50
38	8.52	17.25	78	8.65	9.79
39	8.83	17.87	79	8.36	9.46
40	8.62	18.12

Assumptions:
(1)	Assumes 1mLIBOR and 6mLIBOR stays at 5.32% and 5.31% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes payments from Cap Agreement if any.

Cap Agreement Schedule

Distribution Date	Period	Notional Balance ($)	Strike
5/25/2007	1	978,576,950.00	5.45%
6/25/2007	2	967,237,889.33	5.45%
7/25/2007	3	953,917,988.18	5.45%
8/25/2007	4	938,187,318.39	5.45%
9/25/2007	5	920,352,377.65	5.45%
10/25/2007	6	900,621,919.96	5.45%
11/25/2007	7	878,694,812.15	5.45%
12/25/2007	8	854,565,279.13	5.45%
1/25/2008	9	827,670,307.71	5.45%
2/25/2008	10	798,798,877.91	5.45%
3/25/2008	11	769,869,134.97	5.45%
4/25/2008	12	741,470,272.76	5.45%
5/25/2008	13	713,726,958.42	5.45%
6/25/2008	14	686,757,592.19	5.45%
7/25/2008	15	660,634,620.48	5.45%
8/25/2008	16	634,429,933.40	5.45%
9/25/2008	17	607,152,480.12	5.45%
10/25/2008	18	576,712,893.82	5.45%
11/25/2008	19	546,021,084.23	5.45%
12/25/2008	20	517,035,772.90	5.45%
1/25/2009	21	489,470,163.91	5.45%
2/25/2009	22	462,879,449.11	5.45%
3/25/2009	23	436,914,520.11	5.45%
4/25/2009	24	411,972,791.70	5.45%
5/25/2009	25	388,481,106.85	5.45%
6/25/2009	26	368,968,525.68	5.45%
7/25/2009	27	349,945,821.73	5.45%
8/25/2009	28	331,032,897.90	5.45%
9/25/2009	29	314,179,139.39	5.45%
10/25/2009	30	299,059,340.85	5.45%
11/25/2009	31	284,649,802.78	5.45%
12/25/2009	32	270,913,059.09	5.45%
1/25/2010	33	257,818,819.48	5.45%
2/25/2010	34	245,333,941.67	5.45%
3/25/2010	35	233,429,661.81	5.45%
4/25/2010	36	222,071,836.13	5.45%
5/25/2010	37	211,276,696.10	5.45%
6/25/2010	38	211,276,696.10	5.45%
7/25/2010	39	211,276,696.10	5.45%
8/25/2010	40	211,276,696.10	5.45%
9/25/2010	41	205,330,367.91	5.45%
10/25/2010	42	198,645,284.13	5.45%
11/25/2010	43	192,179,174.96	5.45%
12/25/2010	44	185,924,815.10	5.45%
1/25/2011	45	179,875,234.72	5.45%
2/25/2011	46	174,023,729.70	5.45%
3/25/2011	47	168,363,905.62	5.45%
4/25/2011	48	162,889,355.83	5.45%
5/25/2011	49	157,593,850.61	5.45%
6/25/2011	50	151,851,385.97	5.45%
7/25/2011	51	146,319,717.15	5.45%
8/25/2011	52	140,991,058.25	5.45%
9/25/2011	53	135,857,934.03	5.45%
10/25/2011	54	130,913,085.27	5.45%
11/25/2011	55	126,149,439.40	5.45%
12/25/2011	56	121,560,361.73	5.45%
1/25/2012	57	117,138,845.89	5.45%
2/25/2012	58	112,876,768.74	5.45%
3/25/2012	59	108,761,094.08	5.45%
4/25/2012	60	104,791,110.18	5.45%
5/25/2012	61	100,966,918.88	5.45%
6/25/2012	62	97,283,125.84	5.45%
7/25/2012	63	93,734,541.91	5.45%

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	5.14	2.63	1.37	1.06
Principal Window (mos)	1 - 319	1 - 195	1 - 35	1 - 27
Principal Window End (date)	Nov-33	Jul-23	Mar-10	Jul-09

A-2A1
WAL (yrs)	1.70	1.00	0.72	0.57
Principal Window (mos)	1 - 39	1 - 22	1 - 16	1 - 12
Principal Window End (date)	Jul-10	Feb-09	Aug-08	Apr-08

A-2A2
WAL (yrs)	1.70	1.00	0.72	0.57
Principal Window (mos)	1 - 39	1 - 22	1 - 16	1 - 12
Principal Window End (date)	Jul-10	Feb-09	Aug-08	Apr-08

A-2B
WAL (yrs)	3.98	2.00	1.49	1.12
Principal Window (mos)	39 - 60	22 - 28	16 - 20	12 - 15
Principal Window End (date)	Apr-12	Aug-09	Dec-08	Jul-08

A-2C
WAL (yrs)	7.09	3.00	1.85	1.50
Principal Window (mos)	60 - 119	28 - 57	20 - 25	15 - 21
Principal Window End (date)	Mar-17	Jan-12	May-09	Jan-09

A-2D
WAL (yrs)	14.80	7.36	2.43	1.90
Principal Window (mos)	119 - 311	57 - 179	25 - 33	21 - 26
Principal Window End (date)	Mar-33	Mar-22	Jan-10	Jun-09

M-1
WAL (yrs)	9.64	5.23	6.45	4.59
Principal Window (mos)	51 - 282	44 - 158	35 - 120	27 - 84
Principal Window End (date)	Oct-30	Jun-20	Apr-17	Apr-14

M-2
WAL (yrs)	9.61	5.10	5.33	3.80
Principal Window (mos)	51 - 268	42 - 145	56 - 91	40 - 64
Principal Window End (date)	Aug-29	May-19	Nov-14	Aug-12

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
M-3
WAL (yrs)	9.58	5.03	4.62	3.33
Principal Window (mos)	51 - 258	41 - 137	50 - 86	37 - 60
Principal Window End (date)	Oct-28	Sep-18	Jun-14	Apr-12

M-4
WAL (yrs)	9.55	4.98	4.31	3.14
Principal Window (mos)	51 - 250	40 - 132	47 - 82	35 - 58
Principal Window End (date)	Feb-28	Apr-18	Feb-14	Feb-12

M-5
WAL (yrs)	9.52	4.94	4.10	3.02
Principal Window (mos)	51 - 243	39 - 127	44 - 79	33 - 56
Principal Window End (date)	Jul-27	Nov-17	Nov-13	Dec-11

M-6
WAL (yrs)	9.47	4.87	3.93	2.92
Principal Window (mos)	51 - 234	39 - 121	42 - 75	32 - 53
Principal Window End (date)	Oct-26	May-17	Jul-13	Sep-11

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	4.75	2.39	1.37	1.06
Principal Window (mos)	1 - 160	1 - 79	1 - 35	1 - 27
Principal Window End (date)	Aug-20	Nov-13	Mar-10	Jul-09

A-2A1
WAL (yrs)	1.70	1.00	0.72	0.57
Principal Window (mos)	1 - 39	1 - 22	1 - 16	1 - 12
Principal Window End (date)	Jul-10	Feb-09	Aug-08	Apr-08

A-2A2
WAL (yrs)	1.70	1.00	0.72	0.57
Principal Window (mos)	1 - 39	1 - 22	1 - 16	1 - 12
Principal Window End (date)	Jul-10	Feb-09	Aug-08	Apr-08

A-2B
WAL (yrs)	3.98	2.00	1.49	1.12
Principal Window (mos)	39 - 60	22 - 28	16 - 20	12 - 15
Principal Window End (date)	Apr-12	Aug-09	Dec-08	Jul-08

A-2C
WAL (yrs)	7.09	3.00	1.85	1.50
Principal Window (mos)	60 - 119	28 - 57	20 - 25	15 - 21
Principal Window End (date)	Mar-17	Jan-12	May-09	Jan-09

A-2D
WAL (yrs)	12.44	6.05	2.43	1.90
Principal Window (mos)	119 - 160	57 - 79	25 - 33	21 - 26
Principal Window End (date)	Aug-20	Nov-13	Jan-10	Jun-09

M-1
WAL (yrs)	8.77	4.72	3.74	2.75
Principal Window (mos)	51 - 160	44 - 79	35 - 48	27 - 35
Principal Window End (date)	Aug-20	Nov-13	Apr-11	Mar-10

M-2
WAL (yrs)	8.77	4.61	3.99	2.90
Principal Window (mos)	51 - 160	42 - 79	48 - 48	35 - 35
Principal Window End (date)	Aug-20	Nov-13	Apr-11	Mar-10

Assumptions:
Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
M-3
WAL (yrs)	8.77	4.56	3.99	2.90
Principal Window (mos)	51 - 160	41 - 79	48 - 48	35 - 35
Principal Window End (date)	Aug-20	Nov-13	Apr-11	Mar-10

M-4
WAL (yrs)	8.77	4.53	3.97	2.90
Principal Window (mos)	51 - 160	40 - 79	47 - 48	35 - 35
Principal Window End (date)	Aug-20	Nov-13	Apr-11	Mar-10

M-5
WAL (yrs)	8.77	4.52	3.83	2.84
Principal Window (mos)	51 - 160	39 - 79	44 - 48	33 - 35
Principal Window End (date)	Aug-20	Nov-13	Apr-11	Mar-10

M-6
WAL (yrs)	8.77	4.48	3.68	2.76
Principal Window (mos)	51 - 160	39 - 79	42 - 48	32 - 35
Principal Window End (date)	Aug-20	Nov-13	Apr-11	Mar-10

Assumptions:
Prepayments are capped at 85% CPR.

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	2.66	28	2.40	55	3.13
2	1.58	29	2.47	56	3.30
3	1.76	30	2.65	57	3.11
4	1.58	31	2.46	58	3.11
5	1.58	32	2.66	59	3.47
6	1.76	33	2.57	60	3.09
7	1.58	34	2.90	61	3.27
8	1.75	35	3.65	62	3.07
9	1.58	36	3.08	63	3.25
10	1.58	37	3.26	64	3.05
11	1.93	38	2.92	65	3.04
12	1.58	39	3.17	66	3.21
13	1.75	40	3.09	67	3.02
14	1.58	41	3.16	68	3.19
15	1.75	42	3.35	69	3.00
16	1.58	43	3.16	70	2.99
17	1.58	44	3.34	71	3.53
18	1.75	45	3.16	72	2.96
19	1.58	46	3.18	73	3.14
20	1.77	47	3.75	74	2.94
21	1.69	48	3.19	75	3.12
22	2.08	49	3.36	76	2.92
23	2.81	50	3.17	77	2.91
24	2.24	51	3.34	78	3.09
25	2.40	52	3.16	79	2.89
26	2.22	53	3.15
27	2.43	54	3.32

Assumptions:
1) Run at pricing prepayment assumption
2) Excess (30/360)
3) Static Indices: 1mL = 5.32% 6mL = 5.31%
4) Run to 10% Optional Termination
5) Includes payments made from the Cap Agreement if any

Assumed Monthly Excess Interest at Forward Indices

Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)
1	5.32000	5.31000	2.66	41	4.78982	4.86748	3.47
2	5.35321	5.32925	1.55	42	4.80315	4.87910	3.64
3	5.32000	5.28447	1.76	43	4.81416	4.89047	3.45
4	5.29268	5.23194	1.61	44	4.82330	4.90165	3.61
5	5.26340	5.17269	1.63	45	4.83334	4.91269	3.43
6	5.22430	5.10985	1.85	46	4.84512	4.92359	3.45
7	5.16754	5.04514	1.73	47	4.85812	4.93430	3.97
8	5.09043	4.98036	1.97	48	4.86997	4.94482	3.44
9	5.01168	4.91788	1.88	49	4.87987	4.95529	3.59
10	4.94484	4.85948	1.94	50	4.88824	4.96592	3.40
11	4.89436	4.80585	2.32	51	4.89741	4.97687	3.56
12	4.84418	4.75715	2.03	52	4.90806	4.98791	3.39
13	4.78688	4.71463	2.25	53	4.91992	4.99871	3.38
14	4.72326	4.68031	2.15	54	4.93151	5.00902	3.53
15	4.66832	4.65593	2.36	55	4.94239	5.01885	3.33
16	4.62951	4.64052	2.24	56	4.95255	5.02831	3.49
17	4.60793	4.63169	2.25	57	4.96227	5.03750	3.30
18	4.59408	4.62680	2.43	58	4.97157	5.04647	3.31
19	4.58492	4.62494	2.28	59	4.98050	5.05529	3.65
20	4.57984	4.62573	2.45	60	4.98927	5.06399	3.28
21	4.57764	4.62883	2.38	61	4.99795	5.07259	3.44
22	4.57751	4.63412	2.77	62	5.00653	5.08109	3.25
23	4.57913	4.64155	3.44	63	5.01500	5.08950	3.41
24	4.58316	4.65107	2.93	64	5.02337	5.09781	3.23
25	4.58957	4.66223	3.07	65	5.03162	5.10605	3.22
26	4.59810	4.67444	2.89	66	5.03980	5.11420	3.38
27	4.60874	4.68721	3.06	67	5.04789	5.12229	3.18
28	4.62127	4.70046	3.00	68	5.05590	5.13032	3.34
29	4.63515	4.71429	3.05	69	5.06384	5.13829	3.15
30	4.64880	4.72873	3.19	70	5.07172	5.14620	3.14
31	4.66142	4.74340	3.01	71	5.07954	5.15405	3.67
32	4.67321	4.75780	3.17	72	5.08731	5.16184	3.12
33	4.68671	4.77152	3.08	73	5.09503	5.16957	3.28
34	4.70264	4.78451	3.35	74	5.10269	5.17724	3.08
35	4.72010	4.79687	4.00	75	5.11029	5.18484	3.25
36	4.73511	4.80873	3.48	76	5.11783	5.19237	3.06
37	4.74614	4.82030	3.62	77	5.12530	5.19983	3.05
38	4.75387	4.83186	3.31	78	5.13270	5.20722	3.21
39	4.76312	4.84367	3.53	79	5.14004	5.21454	3.01
40	4.77533	4.85561	3.43

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. Run to 10% Optional Termination
4. Includes payments made from the Cap Agreement if any
5.15 day lookback for 6m Libor

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL (yr)	Cum Loss (%)
M-1	24.97	6.83	19.21
M-2	20.33	7.77	16.76
M-3	17.73	9.14	15.22
M-4	15.63	9.93	13.89
M-5	13.72	10.47	12.60
M-6	11.97	10.96	11.34

Assumptions

1.	Stepdown fails in every period
2.	40 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	CDR shown before 1st $ lost
7.	Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR forward
8.	15 day lookback for 6m Libor
9.	100% Principal and Interest Advancing
10.	To maturity

Aggregate Collateral: Summary

Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$1,081,391,681.68
Number of Mortgage Loans	4,946
Average Scheduled Principal Balance:	$218,639.64	$21,945.56	$991,633.25
Weighted Average Gross Coupon:	7.782%	5.000%	12.650%
Non-Zero Weighted Average Original Credit Score:	619	500	807
Weighted Average Combined LTV Ratio (1):	80.22%	14.45%	100.00%
Weighted Average Effective LTV Ratio(2):	80.22%	14.45%	100.00%
Weighted Average Stated Remaining Term:	355 Months	175 Months	358 Months
Weighted Average Original Term:	358 Months	180 Months	360 Months
Weighted Average Roll Term:	26 Months	16 Months	58 Months
Weighted Average Gross Margin:	5.739%	2.250%	6.050%
Weighted Average Initial Periodic Rate Cap:	2.007%	2.000%	6.000%
Weighted Average Subsequent Periodic Rate Cap:	1.001%	1.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate:	13.774%	11.000%	17.950%
Weighted Average Gross Minimum Lifetime Rate:	7.781%	5.450%	11.950%
Weighted Average Seasoning:	3 Months	2 Months	9 Months
Weighted Average First Pay Date:	February 2007	August 2006	March 2007
Weighted Average First Adjustment Date:	June 2009	August 2008	February 2012
Percent Interest Only Loans:	25.97%
Percent Second Liens:	2.18%
Percent of First Liens that have a Silent Second:	26.74%
Weighted Average Debt-To-Income Ratio:	40.96%	1.00%	55.00%

(1) Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2) Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %

Product Type of the Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Fixed 25 Yrs or Less	137	17,108,629.90	1.58	124,880.51	7.705	74.64	74.64	618
Fixed 25 Yrs or Less IO	1	310,500.00	0.03	310,500.00	6.950	90.00	90.00	632
Fixed 30 Yrs	1,687	251,683,722.00	23.27	149,190.11	8.004	77.37	77.37	625
Fixed 30 Yrs IO	93	29,695,594.25	2.75	319,307.47	7.012	80.75	80.59	650
Fixed Dual Am 40/20	200	49,606,747.31	4.59	248,033.74	7.263	76.07	76.07	624
Hybrid 2 Yrs Dual Am 40/20	435	122,808,274.35	11.36	282,317.87	8.011	81.56	81.56	607
Hybrid 2 Yrs Fixed	748	149,225,209.23	13.80	199,498.94	8.293	81.22	81.22	595
Hybrid 2 Yrs Fixed IO	498	175,028,976.12	16.19	351,463.81	7.194	82.46	82.46	643
Hybrid 3 Yrs Dual Am 40/20	281	73,106,892.15	6.76	260,166.88	7.733	80.95	80.95	609
Hybrid 3 Yrs Fixed	554	120,309,098.11	11.13	217,164.44	8.146	81.30	81.30	599
Hybrid 3 Yrs Fixed IO	235	75,407,388.95	6.97	320,882.51	7.095	83.08	83.08	645
Hybrid 5 Yrs Fixed	75	16,750,256.31	1.55	223,336.75	8.095	74.08	74.08	587
Hybrid 5 Yrs Fixed IO	2	350,393.00	0.03	175,196.50	6.911	80.00	80.00	657
Total:	4,946	1,081,391,681.68	100.00	218,639.64	7.782	80.22	80.22	619

Servicer of the Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Litton	4,946	1,081,391,681.68	100.00	218,639.64	7.782	80.22	80.22	619
Total:	4,946	1,081,391,681.68	100.00	218,639.64	7.782	80.22	80.22	619

Originator of the Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Argent	4,269	964,478,966.98	89.19	225,926.20	7.773	80.55	80.54	619
Ameriquest	677	116,912,714.70	10.81	172,692.34	7.857	77.53	77.53	617
Total:	4,946	1,081,391,681.68	100.00	218,639.64	7.782	80.22	80.22	619

Principal Balances of the Mortgage Loans at Origination

Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
22,000.00 - 25,000.00	7	168,127.66	0.02	24,018.24	11.254	100.00	100.00	636
25,000.01 - 50,000.00	147	5,838,616.97	0.54	39,718.48	10.772	93.36	93.36	635
50,000.01 - 75,000.00	387	24,752,416.55	2.29	63,959.73	9.411	80.65	80.65	608
75,000.01 - 100,000.00	469	41,447,348.37	3.83	88,373.88	8.785	78.04	78.04	602
100,000.01 - 125,000.00	415	46,787,804.44	4.33	112,741.70	8.490	79.60	79.60	602
125,000.01 - 150,000.00	447	61,270,960.13	5.67	137,071.50	8.228	77.81	77.81	604
150,000.01 - 175,000.00	418	67,989,111.72	6.29	162,653.38	7.977	78.40	78.40	612
175,000.01 - 200,000.00	424	79,667,372.21	7.37	187,894.75	7.885	79.45	79.45	608
200,000.01 - 225,000.00	352	75,169,195.98	6.95	213,548.85	7.825	79.80	79.74	611
225,000.01 - 250,000.00	291	69,356,289.12	6.41	238,337.76	7.864	78.19	78.19	607
250,000.01 - 275,000.00	215	56,440,995.38	5.22	262,516.26	7.676	80.33	80.33	612
275,000.01 - 300,000.00	210	60,499,576.96	5.59	288,093.22	7.515	79.42	79.42	620
300,000.01 - 350,000.00	388	126,189,936.65	11.67	325,231.80	7.589	79.93	79.93	613
350,000.01 - 400,000.00	240	90,087,809.40	8.33	375,365.87	7.505	81.04	81.04	625
400,000.01 - 450,000.00	169	71,725,432.33	6.63	424,410.84	7.404	81.71	81.71	638
450,000.01 - 500,000.00	146	69,504,659.50	6.43	476,059.31	7.326	82.24	82.24	639
500,000.01 - 600,000.00	127	68,640,865.76	6.35	540,479.26	7.297	82.86	82.86	642
600,000.01 - 700,000.00	57	36,676,672.75	3.39	643,450.40	7.445	82.28	82.28	646
700,000.01 - 800,000.00	22	16,125,832.52	1.49	732,992.39	7.242	80.66	80.66	651
800,000.01 - 900,000.00	13	11,079,274.03	1.02	852,251.85	7.578	82.05	82.05	620
900,000.01 - 993,000.00	2	1,973,383.25	0.18	986,691.63	5.977	84.75	84.75	629
Total:	4,946	1,081,391,681.68	100.00	218,639.64	7.782	80.22	80.22	619

The average loan balance of the mortgage loans at origination was $218,954.93.

Principal Balances of the Mortgage Loans as of the Cut-off Date

Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
21,945.56 - 25,000.00	7	168,127.66	0.02	24,018.24	11.254	100.00	100.00	636
25,000.01 - 50,000.00	151	6,038,079.01	0.56	39,987.28	10.725	92.88	92.88	632
50,000.01 - 75,000.00	384	24,627,883.09	2.28	64,135.11	9.404	80.63	80.63	609
75,000.01 - 100,000.00	471	41,671,565.52	3.85	88,474.66	8.788	78.09	78.09	602
100,000.01 - 125,000.00	415	46,863,401.81	4.33	112,923.86	8.490	79.65	79.65	602
125,000.01 - 150,000.00	444	60,896,217.03	5.63	137,153.64	8.226	77.74	77.74	604
150,000.01 - 175,000.00	421	68,513,492.49	6.34	162,739.89	7.982	78.49	78.49	612
175,000.01 - 200,000.00	423	79,527,304.84	7.35	188,007.81	7.884	79.34	79.34	609
200,000.01 - 225,000.00	355	75,908,648.13	7.02	213,827.18	7.819	79.79	79.73	611
225,000.01 - 250,000.00	291	69,482,115.61	6.43	238,770.16	7.862	78.34	78.34	607
250,000.01 - 275,000.00	213	56,014,967.57	5.18	262,981.07	7.684	80.40	80.40	613
275,000.01 - 300,000.00	207	59,676,012.73	5.52	288,289.92	7.507	79.25	79.25	620
300,000.01 - 350,000.00	388	126,189,936.65	11.67	325,231.80	7.589	79.93	79.93	613
350,000.01 - 400,000.00	240	90,087,809.40	8.33	375,365.87	7.505	81.04	81.04	625
400,000.01 - 450,000.00	170	72,174,397.57	6.67	424,555.28	7.408	81.73	81.73	637
450,000.01 - 500,000.00	145	69,055,694.26	6.39	476,246.17	7.322	82.23	82.23	640
500,000.01 - 600,000.00	127	68,640,865.76	6.35	540,479.26	7.297	82.86	82.86	642
600,000.01 - 700,000.00	57	36,676,672.75	3.39	643,450.40	7.445	82.28	82.28	646
700,000.01 - 800,000.00	22	16,125,832.52	1.49	732,992.39	7.242	80.66	80.66	651
800,000.01 - 900,000.00	13	11,079,274.03	1.02	852,251.85	7.578	82.05	82.05	620
900,000.01 - 991,633.25	2	1,973,383.25	0.18	986,691.63	5.977	84.75	84.75	629
Total:	4,946	1,081,391,681.68	100.00	218,639.64	7.782	80.22	80.22	619

The average loan balance of the mortgage loans as of the cut-off date was $218,639.64.

Gross Mortgage Rates of the Mortgage Loans at Origination

Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.000 - 5.000	1	402,400.00	0.04	402,400.00	5.000	80.00	80.00	707
5.001 - 5.500	6	2,085,612.90	0.19	347,602.15	5.384	80.00	80.00	661
5.501 - 6.000	62	23,413,690.05	2.17	377,640.16	5.869	77.30	77.30	678
6.001 - 6.500	380	121,096,671.87	11.20	318,675.45	6.309	75.77	75.77	661
6.501 - 7.000	708	191,931,270.23	17.75	271,089.36	6.799	77.95	77.92	638
7.001 - 7.500	733	179,722,170.06	16.62	245,187.14	7.311	79.77	79.77	625
7.501 - 8.000	800	180,903,388.58	16.73	226,129.24	7.779	79.71	79.71	610
8.001 - 8.500	621	129,797,574.03	12.00	209,013.81	8.268	80.64	80.64	602
8.501 - 9.000	518	96,481,072.60	8.92	186,256.90	8.771	81.23	81.23	587
9.001 - 9.500	313	52,717,529.66	4.87	168,426.61	9.278	82.23	82.23	577
9.501 - 10.000	282	46,067,482.67	4.26	163,359.87	9.737	85.02	85.02	580
10.001 - 10.500	140	20,821,328.34	1.93	148,723.77	10.259	90.35	90.35	607
10.501 - 11.000	136	15,230,706.75	1.41	111,990.49	10.789	92.44	92.44	609
11.001 - 11.500	125	11,141,560.19	1.03	89,132.48	11.292	95.73	95.73	625
11.501 - 12.000	70	6,538,904.78	0.60	93,412.93	11.784	97.49	97.49	642
12.001 - 12.500	41	2,496,230.23	0.23	60,883.66	12.168	99.19	99.19	635
12.501 - 12.650	10	544,088.74	0.05	54,408.87	12.595	100.00	100.00	665
Total:	4,946	1,081,391,681.68	100.00	218,639.64	7.782	80.22	80.22	619

The weighted-average gross mortgage rate of the mortgage loans as of the cut-off date was 7.782%.

Original Term to Maturity of the Mortgage Loans

Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
180 - 240	126	15,990,608.32	1.48	126,909.59	7.690	74.57	74.57	618
241 - 360	4,820	1,065,401,073.36	98.52	221,037.57	7.784	80.31	80.30	619
Total:	4,946	1,081,391,681.68	100.00	218,639.64	7.782	80.22	80.22	619

The weighted-average original term to maturity of the mortgage loans as of the cut-off date was 358 months.

Remaining Term to Maturity of the Mortgage Loans

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
175 - 180	65	8,777,351.20	0.81	135,036.17	7.680	74.63	74.63	613
181 - 240	61	7,213,257.12	0.67	118,250.12	7.703	74.49	74.49	624
241 - 300	14	1,810,396.44	0.17	129,314.03	7.614	77.67	77.67	635
301 - 358	4,806	1,063,590,676.92	98.35	221,304.76	7.784	80.31	80.31	619
Total:	4,946	1,081,391,681.68	100.00	218,639.64	7.782	80.22	80.22	619

The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was 355 months.

Seasoning of the Mortgage Loans

Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2 - 6	4,927	1,076,035,274.46	99.50	218,395.63	7.777	80.17	80.16	619
7 - 9	19	5,356,407.22	0.50	281,916.17	8.786	91.52	91.52	591
Total:	4,946	1,081,391,681.68	100.00	218,639.64	7.782	80.22	80.22	619

The weighted-average seasoning of the mortgage loans as of the cut-off date was 3 months.

Combined Loan-To-Value Ratio of the Mortgage Loans at Origination(1)

Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
14.45 - 15.00	2	136,818.98	0.01	68,409.49	9.477	14.65	14.65	555
15.01 - 20.00	2	214,677.05	0.02	107,338.53	9.462	17.80	17.80	541
20.01 - 25.00	14	1,219,768.63	0.11	87,126.33	8.147	22.74	22.74	594
25.01 - 30.00	17	1,994,615.64	0.18	117,330.33	7.549	27.28	27.28	614
30.01 - 35.00	23	3,311,731.96	0.31	143,988.35	7.387	33.34	33.34	606
35.01 - 40.00	40	6,340,435.21	0.59	158,510.88	7.452	37.53	37.53	620
40.01 - 45.00	51	7,798,124.53	0.72	152,904.40	7.811	42.73	42.73	598
45.01 - 50.00	80	13,122,390.30	1.21	164,029.88	7.451	48.13	48.13	613
50.01 - 55.00	83	13,988,259.33	1.29	168,533.24	7.559	52.75	52.75	611
55.01 - 60.00	128	25,142,633.04	2.33	196,426.82	7.360	57.70	57.70	611
60.01 - 65.00	206	44,096,289.82	4.08	214,059.66	7.348	63.23	63.23	602
65.01 - 70.00	237	51,199,895.33	4.73	216,033.31	7.659	68.59	68.59	590
70.01 - 75.00	326	70,074,221.77	6.48	214,951.60	7.815	73.75	73.75	587
75.01 - 80.00	1,563	390,073,864.11	36.07	249,567.41	7.349	79.70	79.70	633
80.01 - 85.00	576	137,783,186.89	12.74	239,206.92	7.753	84.37	84.37	608
85.01 - 90.00	888	200,455,710.33	18.54	225,738.41	8.049	89.56	89.53	615
90.01 - 95.00	311	78,839,630.42	7.29	253,503.63	8.432	94.72	94.72	630
95.01 - 100.00	399	35,599,428.34	3.29	89,221.62	10.942	99.96	99.96	652
Total:	4,946	1,081,391,681.68	100.00	218,639.64	7.782	80.22	80.22	619

The weighted-average Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 80.22%.
(1) Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value

Effective Loan-To-Value Ratio of the Mortgage Loans at Origination(1)

Effective Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
14.45 - 15.00	2	136,818.98	0.01	68,409.49	9.477	14.65	14.65	555
15.01 - 20.00	2	214,677.05	0.02	107,338.53	9.462	17.80	17.80	541
20.01 - 25.00	14	1,219,768.63	0.11	87,126.33	8.147	22.74	22.74	594
25.01 - 30.00	17	1,994,615.64	0.18	117,330.33	7.549	27.28	27.28	614
30.01 - 35.00	23	3,311,731.96	0.31	143,988.35	7.387	33.34	33.34	606
35.01 - 40.00	40	6,340,435.21	0.59	158,510.88	7.452	37.53	37.53	620
40.01 - 45.00	51	7,798,124.53	0.72	152,904.40	7.811	42.73	42.73	598
45.01 - 50.00	80	13,122,390.30	1.21	164,029.88	7.451	48.13	48.13	613
50.01 - 55.00	83	13,988,259.33	1.29	168,533.24	7.559	52.75	52.75	611
55.01 - 60.00	128	25,142,633.04	2.33	196,426.82	7.360	57.70	57.70	611
60.01 - 65.00	206	44,096,289.82	4.08	214,059.66	7.348	63.23	63.23	602
65.01 - 70.00	238	51,406,895.33	4.75	215,995.36	7.656	68.67	68.58	591
70.01 - 75.00	326	70,074,221.77	6.48	214,951.60	7.815	73.75	73.75	587
75.01 - 80.00	1,563	390,073,864.11	36.07	249,567.41	7.349	79.70	79.70	633
80.01 - 85.00	576	137,783,186.89	12.74	239,206.92	7.753	84.37	84.37	608
85.01 - 90.00	887	200,248,710.33	18.52	225,759.54	8.050	89.56	89.56	615
90.01 - 95.00	311	78,839,630.42	7.29	253,503.63	8.432	94.72	94.72	630
95.01 - 100.00	399	35,599,428.34	3.29	89,221.62	10.942	99.96	99.96	652
Total:	4,946	1,081,391,681.68	100.00	218,639.64	7.782	80.22	80.22	619

The weighted-average Effective loan-to-value ratio of the mortgage loans as of the cut-off date was 80.22%.
(1) Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %

Occupancy Type of the Mortgage Loans at Origination

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Primary	4,563	1,020,403,777.01	94.36	223,625.64	7.736	80.13	80.13	618
Investor	346	54,072,597.33	5.00	156,279.18	8.581	81.77	81.77	634
Second Home	37	6,915,307.34	0.64	186,900.20	8.383	81.18	81.18	624
Total:	4,946	1,081,391,681.68	100.00	218,639.64	7.782	80.22	80.22	619

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Single Family	3,786	810,921,010.31	74.99	214,189.38	7.757	79.94	79.94	617
PUD	568	140,823,358.93	13.02	247,928.45	7.823	82.55	82.55	625
Two to Four Family	248	67,142,331.91	6.21	270,735.21	7.798	77.29	77.29	626
Condominium	344	62,504,980.53	5.78	181,700.52	8.001	81.73	81.73	630
Total:	4,946	1,081,391,681.68	100.00	218,639.64	7.782	80.22	80.22	619

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Cash Out Refinance	3,131	691,764,934.06	63.97	220,940.57	7.788	78.47	78.46	607
Purchase	1,383	302,313,204.68	27.96	218,592.34	7.839	84.05	84.05	644
Rate/Term Refinance	432	87,313,542.94	8.07	202,114.68	7.542	80.84	80.84	630
Total:	4,946	1,081,391,681.68	100.00	218,639.64	7.782	80.22	80.22	619

Documentation of the Mortgage Loans at Origination

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Full	3,581	747,731,456.70	69.15	208,805.21	7.600	79.73	79.73	614
Stated	881	214,504,929.55	19.84	243,478.92	8.432	81.24	81.22	637
Limited	484	119,155,295.43	11.02	246,188.63	7.758	81.50	81.50	618
Total:	4,946	1,081,391,681.68	100.00	218,639.64	7.782	80.22	80.22	619

Lien Position of the Mortgage Loans at Origination

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
First	4,599	1,057,825,904.69	97.82	230,012.16	7.707	79.78	79.78	618
Second	347	23,565,776.99	2.18	67,912.90	11.156	99.94	99.94	658
Total:	4,946	1,081,391,681.68	100.00	218,639.64	7.782	80.22	80.22	619

Index of the Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Six-Month LIBOR	2,828	732,986,488.22	100.00	259,189.00	7.775	81.59	81.59	616
Total:	2,828	732,986,488.22	100.00	259,189.00	7.775	81.59	81.59	616

Prepayment Penalty Status of the Mortgage Loans at Origination

Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Has Prepayment Penalty	2,763	651,501,756.22	60.25	235,795.06	7.502	79.37	79.37	622
Has No Prepayment Penalty	2,183	429,889,925.46	39.75	196,926.21	8.207	81.51	81.51	615
Total:	4,946	1,081,391,681.68	100.00	218,639.64	7.782	80.22	80.22	619

Prepayment Penalty Term of the Mortgage Loans at Origination

Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	2,183	429,889,925.46	39.75	196,926.21	8.207	81.51	81.51	615
12	264	76,807,551.32	7.10	290,937.69	7.693	78.03	77.97	627
24	1,186	307,108,255.44	28.40	258,944.57	7.536	81.62	81.62	617
30	4	611,479.81	0.06	152,869.95	7.803	81.36	81.36	630
36	1,309	266,974,469.65	24.69	203,952.99	7.409	77.18	77.18	627
Total:	4,946	1,081,391,681.68	100.00	218,639.64	7.782	80.22	80.22	619

Geographic Concentration of the Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
California	975	330,231,461.94	30.54	338,698.94	7.434	79.42	79.42	635
Florida	719	137,840,745.34	12.75	191,711.75	7.873	79.45	79.45	616
Illinois	552	109,672,269.38	10.14	198,681.65	8.277	83.32	83.32	613
New York	216	65,079,848.63	6.02	301,295.60	7.461	76.96	76.96	623
Maryland	272	63,966,506.35	5.92	235,170.98	7.536	78.68	78.68	607
Arizona	278	53,324,909.08	4.93	191,816.22	7.712	79.34	79.34	622
New Jersey	187	45,843,482.32	4.24	245,152.31	7.836	77.81	77.81	602
Texas	288	32,326,333.87	2.99	112,244.21	8.521	82.90	82.90	601
Washington	96	22,321,533.37	2.06	232,515.97	7.877	81.24	81.24	609
Pennsylvania	164	21,693,846.53	2.01	132,279.55	7.963	81.11	81.11	600
Nevada	90	21,581,642.41	2.00	239,796.03	7.728	82.20	82.20	635
Massachusetts	68	18,334,705.22	1.70	269,628.02	7.582	80.77	80.77	631
Connecticut	59	14,444,777.56	1.34	244,826.74	7.768	78.39	78.39	605
Wisconsin	95	13,044,131.76	1.21	137,306.65	8.775	85.10	85.10	588
Hawaii	31	12,163,440.57	1.12	392,369.05	7.087	76.60	76.60	636
Minnesota	65	11,253,704.18	1.04	173,133.91	8.008	82.38	82.38	603
Colorado	55	11,156,274.36	1.03	202,841.35	7.585	85.56	85.56	640
Michigan	85	9,993,624.86	0.92	117,572.06	8.700	84.59	84.59	595
Utah	50	8,448,979.97	0.78	168,979.60	8.123	81.77	81.77	614
Louisiana	66	7,601,053.05	0.70	115,167.47	8.366	81.00	81.00	587
Oregon	34	7,246,239.42	0.67	213,124.69	7.664	80.21	80.21	613
Missouri	55	6,080,652.14	0.56	110,557.31	8.871	81.02	81.02	595
South Carolina	36	5,543,671.94	0.51	153,990.89	7.935	82.34	82.34	598
Rhode Island	24	5,130,883.43	0.47	213,786.81	7.870	83.10	82.19	606
North Carolina	41	4,858,319.50	0.45	118,495.60	8.571	80.61	80.61	595
New Mexico	35	4,812,450.01	0.45	137,498.57	8.471	83.92	83.92	611
Georgia	36	4,371,061.05	0.40	121,418.36	8.598	82.68	82.68	593
Alabama	29	3,088,591.16	0.29	106,503.14	8.551	82.57	82.57	605
Indiana	26	2,972,732.95	0.27	114,335.88	8.524	86.13	86.13	609
Oklahoma	29	2,879,323.21	0.27	99,287.01	8.224	81.67	81.67	623
Ohio	27	2,506,190.13	0.23	92,821.86	8.326	85.36	85.36	599
Tennessee	24	2,418,067.71	0.22	100,752.82	9.055	83.21	83.21	585
Kentucky	15	2,042,363.28	0.19	136,157.55	8.673	85.06	85.06	566
Alaska	8	2,037,073.36	0.19	254,634.17	8.094	88.14	88.14	602
Delaware	9	1,882,811.88	0.17	209,201.32	7.853	82.57	82.57	577
Mississippi	19	1,779,153.27	0.16	93,639.65	8.041	81.33	81.33	606
Arkansas	12	1,639,955.31	0.15	136,662.94	8.248	90.90	90.90	624
Idaho	9	1,617,222.48	0.15	179,691.39	8.745	82.92	82.92	604
Kansas	14	1,441,529.37	0.13	102,966.38	8.911	82.35	82.35	579
Iowa	15	1,394,716.54	0.13	92,981.10	8.927	86.63	86.63	583
Wyoming	9	1,379,396.46	0.13	153,266.27	8.515	85.15	85.15	588
Maine	8	1,116,303.11	0.10	139,537.89	8.699	81.74	81.74	587
New Hampshire	6	1,072,578.20	0.10	178,763.03	8.070	75.69	75.69	608
Vermont	3	769,810.94	0.07	256,603.65	8.049	80.96	80.96	681
Nebraska	9	701,549.96	0.06	77,950.00	9.581	87.15	87.15	580
District of Columbia	1	134,666.08	0.01	134,666.08	7.000	37.31	37.31	645
North Dakota	1	79,834.57	0.01	79,834.57	7.900	80.00	80.00	622
South Dakota	1	71,263.47	0.01	71,263.47	7.000	52.96	52.96	641
Total:	4,946	1,081,391,681.68	100.00	218,639.64	7.782	80.22	80.22	619

Mortgage Insurance Coverage of the Mortgage Loans

Mortgage Insurance Coverage %	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Has No Mortgage Insurance	4,945	1,081,184,681.68	99.98	218,642.00	7.783	80.22	80.22	619
Has Mortgage Insurance	1	207,000.00	0.02	207,000.00	6.875	90.00	67.50	675
Total:	4,946	1,081,391,681.68	100.00	218,639.64	7.782	80.22	80.22	619

Credit Score of the Mortgage Loans at Origination

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
500 - 524	309	57,602,951.95	5.33	186,417.32	8.677	75.46	75.46	512
525 - 549	449	83,856,665.98	7.75	186,763.18	8.450	75.80	75.80	537
550 - 574	503	98,497,838.12	9.11	195,820.75	8.313	78.12	78.12	561
575 - 599	512	107,517,424.85	9.94	209,994.97	8.090	79.51	79.51	588
600 - 624	1,036	231,355,384.59	21.39	223,316.01	7.723	81.16	81.16	612
625 - 649	921	207,476,007.37	19.19	225,272.54	7.539	81.92	81.92	637
650 - 674	637	145,800,839.51	13.48	228,886.72	7.408	81.64	81.64	660
675 - 699	295	67,341,182.09	6.23	228,275.19	7.507	83.70	83.63	685
700 - 724	123	31,052,262.90	2.87	252,457.42	7.380	83.15	83.15	712
725 - 749	80	24,770,457.74	2.29	309,630.72	7.106	79.95	79.95	735
750 - 774	51	17,958,472.79	1.66	352,126.92	6.792	75.50	75.50	762
775 - 799	26	7,439,103.66	0.69	286,119.37	6.767	71.01	71.01	785
800 - 807	4	723,090.13	0.07	180,772.53	6.647	64.86	64.86	802
Total:	4,946	1,081,391,681.68	100.00	218,639.64	7.782	80.22	80.22	619

The non-zero weighted-average credit score of the mortgage loans as of the cut-off date was 619.

Debt-To-Income Ratio of the Mortgage Loans at Origination

Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.00 - 10.00	48	10,155,976.58	0.94	211,582.85	7.982	78.67	78.67	612
10.01 - 20.00	142	29,618,025.15	2.74	208,577.64	7.621	81.11	81.11	638
20.01 - 30.00	529	101,501,644.90	9.39	191,874.57	7.744	77.80	77.80	619
30.01 - 40.00	1,312	271,264,120.44	25.08	206,756.19	7.759	79.23	79.23	622
40.01 - 50.00	2,668	613,816,671.13	56.76	230,066.22	7.811	81.95	81.94	619
50.01 - 55.00	247	55,035,243.48	5.09	222,814.75	7.695	70.08	70.08	594
Total:	4,946	1,081,391,681.68	100.00	218,639.64	7.782	80.22	80.22	619

The non-zero weighted-average debt-to-income ratio of the mortgage loans as of the cut-off date was 40.96%.

Gross Margin of the Adjustable-Rate Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.250 - 2.500	8	1,758,202.08	0.24	219,775.26	6.630	84.95	84.95	715
2.501 - 3.000	4	1,176,713.64	0.16	294,178.41	6.721	87.30	87.30	701
3.001 - 3.500	10	4,156,003.75	0.57	415,600.38	6.644	87.26	87.26	669
3.501 - 4.000	12	3,194,646.63	0.44	266,220.55	7.301	86.88	86.88	647
4.001 - 4.500	435	96,430,907.28	13.16	221,680.25	8.241	83.83	83.83	611
4.501 - 5.000	54	12,231,293.21	1.67	226,505.43	8.369	75.57	75.57	576
5.001 - 5.500	33	6,423,968.66	0.88	194,665.72	9.115	75.53	75.53	539
5.501 - 6.000	2,271	606,968,752.97	82.81	267,269.38	7.692	81.33	81.33	617
6.001 - 6.050	1	646,000.00	0.09	646,000.00	6.290	84.44	84.44	593
Total:	2,828	732,986,488.22	100.00	259,189.00	7.775	81.59	81.59	616

The weighted-average gross margin of the adjustable rate mortgage loans as of the cut-off date was 5.739%.

Months to Next Rate Adjustment Date of the Adjustable-Rate Mortgage Loans

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
16 - 18	18	5,649,897.96	0.77	313,883.22	8.540	90.47	90.47	587
19 - 24	1,663	441,412,561.74	60.22	265,431.49	7.775	81.69	81.69	617
25 - 30	10	2,380,287.77	0.32	238,028.78	9.622	93.14	93.14	588
31 - 36	1,060	266,443,091.44	36.35	251,361.41	7.722	81.60	81.60	615
55 - 58	77	17,100,649.31	2.33	222,086.35	8.070	74.21	74.21	589
Total:	2,828	732,986,488.22	100.00	259,189.00	7.775	81.59	81.59	616

The weighted-average months to next rate adjustment date of the adjustable rate mortgage loans as of the cut-off date was 26.

Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
11.000 - 11.000	1	402,400.00	0.05	402,400.00	5.000	80.00	80.00	707
11.001 - 11.500	6	2,085,612.90	0.28	347,602.15	5.384	80.00	80.00	661
11.501 - 12.000	53	18,601,297.00	2.54	350,967.87	5.855	79.62	79.62	658
12.001 - 12.500	191	67,608,790.26	9.22	353,972.72	6.336	79.74	79.74	648
12.501 - 13.000	412	125,312,387.04	17.10	304,156.28	6.799	79.84	79.84	636
13.001 - 13.500	455	127,160,358.08	17.35	279,473.31	7.311	80.91	80.91	624
13.501 - 14.000	487	126,611,291.68	17.27	259,982.12	7.777	80.66	80.66	611
14.001 - 14.500	396	94,766,751.47	12.93	239,309.98	8.264	82.39	82.39	603
14.501 - 15.000	317	69,010,059.00	9.41	217,697.35	8.762	82.01	82.01	589
15.001 - 15.500	210	41,064,227.99	5.60	195,543.94	9.269	83.58	83.58	582
15.501 - 16.000	161	32,497,807.90	4.43	201,849.74	9.730	86.59	86.59	581
16.001 - 16.500	73	13,932,950.93	1.90	190,862.34	10.274	90.24	90.24	593
16.501 - 17.000	38	7,786,102.96	1.06	204,897.45	10.742	88.64	88.64	581
17.001 - 17.500	17	3,624,663.08	0.49	213,215.48	11.299	89.32	89.32	586
17.501 - 17.950	11	2,521,787.93	0.34	229,253.45	11.749	95.41	95.41	642
Total:	2,828	732,986,488.22	100.00	259,189.00	7.775	81.59	81.59	616

The weighted-average maximum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 13.774%.

Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.450 - 5.500	1	219,432.90	0.03	219,432.90	5.450	80.00	80.00	601
5.501 - 6.000	57	20,473,158.40	2.79	359,178.22	5.779	79.66	79.66	660
6.001 - 6.500	190	67,458,397.26	9.20	355,044.20	6.334	79.74	79.74	648
6.501 - 7.000	414	125,709,105.64	17.15	303,645.18	6.798	79.84	79.84	636
7.001 - 7.500	456	127,310,751.08	17.37	279,190.24	7.310	80.91	80.91	624
7.501 - 8.000	487	126,611,291.68	17.27	259,982.12	7.777	80.66	80.66	611
8.001 - 8.500	396	94,766,751.47	12.93	239,309.98	8.264	82.39	82.39	603
8.501 - 9.000	317	69,010,059.00	9.41	217,697.35	8.762	82.01	82.01	589
9.001 - 9.500	210	41,064,227.99	5.60	195,543.94	9.269	83.58	83.58	582
9.501 - 10.000	161	32,497,807.90	4.43	201,849.74	9.730	86.59	86.59	581
10.001 - 10.500	73	13,932,950.93	1.90	190,862.34	10.274	90.24	90.24	593
10.501 - 11.000	38	7,786,102.96	1.06	204,897.45	10.742	88.64	88.64	581
11.001 - 11.500	17	3,624,663.08	0.49	213,215.48	11.299	89.32	89.32	586
11.501 - 11.950	11	2,521,787.93	0.34	229,253.45	11.749	95.41	95.41	642
Total:	2,828	732,986,488.22	100.00	259,189.00	7.775	81.59	81.59	616

The weighted-average minimum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 7.781%.

Initial Periodic Cap of the Adjustable-Rate Mortgage Loans

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.000	2,821	731,534,144.88	99.80	259,317.31	7.777	81.58	81.58	615
5.000	3	547,111.60	0.07	182,370.53	6.808	80.00	80.00	666
6.000	4	905,231.74	0.12	226,307.94	6.890	85.97	85.97	733
Total:	2,828	732,986,488.22	100.00	259,189.00	7.775	81.59	81.59	616

The weighted-average initial periodic cap of the adjustable rate mortgage loans as of the cut-off date was 2.007%.

Subsequent Periodic Cap of the Adjustable-Rate Mortgage Loans

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	2,825	732,439,376.62	99.93	259,270.58	7.776	81.59	81.59	615
2.000	3	547,111.60	0.07	182,370.53	6.808	80.00	80.00	666
Total:	2,828	732,986,488.22	100.00	259,189.00	7.775	81.59	81.59	616

The weighted-average subsequent periodic cap of the adjustable rate mortgage loans as of the cut-off date was 1.001%.

Interest Only Term of the Mortgage Loans at Origination

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	4,117	800,598,829.36	74.03	194,461.70	8.005	79.44	79.44	610
60	828	280,642,459.32	25.95	338,940.17	7.147	82.45	82.44	644
120	1	150,393.00	0.01	150,393.00	7.125	80.00	80.00	653
Total:	4,946	1,081,391,681.68	100.00	218,639.64	7.782	80.22	80.22	619

Historical Delinquency of the Mortgage Loans

Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0 X 30	4,791	1,054,332,832.23	97.50	220,065.30	7.756	80.34	80.34	620
1 X 30	65	12,594,279.66	1.16	193,758.15	8.420	74.07	74.07	588
1 X 60	20	3,203,402.63	0.30	160,170.13	9.237	73.58	73.58	550
1 X 90	6	892,582.71	0.08	148,763.79	9.923	78.04	78.04	548
2 X 30	31	4,825,858.35	0.45	155,672.85	8.798	79.33	79.33	567
2 X 60	3	795,743.40	0.07	265,247.80	9.594	79.73	79.73	562
3 X 30	22	3,217,358.06	0.30	146,243.55	8.975	74.66	74.66	559
3 X 60	2	475,615.94	0.04	237,807.97	10.150	72.35	72.35	535
4 X 30	4	693,458.27	0.06	173,364.57	8.991	81.50	81.50	553
4 X 60	1	183,568.52	0.02	183,568.52	9.500	75.00	75.00	513
5 X 30	1	176,981.91	0.02	176,981.91	9.750	68.69	68.69	516
Total:	4,946	1,081,391,681.68	100.00	218,639.64	7.782	80.22	80.22	619

Group 2 Collateral: Summary

Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$557,124,096.39
Number of Mortgage Loans	2,170
Average Scheduled Principal Balance:	$256,739.21	$21,945.56	$991,633.25
Weighted Average Gross Coupon:	7.804%	5.000%	12.650%
Non-Zero Weighted Average Original Credit Score:	614	500	795
Weighted Average Combined LTV Ratio (1):	80.39%	14.81%	100.00%
Weighted Average Effective LTV Ratio(2):	80.39%	14.81%	100.00%
Weighted Average Stated Remaining Term:	356 Months	175 Months	358 Months
Weighted Average Original Term:	359 Months	180 Months	360 Months
Weighted Average Roll Term:	25 Months	16 Months	58 Months
Weighted Average Gross Margin:	5.833%	2.250%	6.050%
Weighted Average Initial Periodic Rate Cap:	2.001%	2.000%	5.000%
Weighted Average Subsequent Periodic Rate Cap:	1.000%	1.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate:	13.686%	11.000%	17.950%
Weighted Average Gross Minimum Lifetime Rate:	7.695%	5.450%	11.950%
Weighted Average Seasoning:	3 Months	2 Months	9 Months
Weighted Average First Pay Date:	January 2007	August 2006	March 2007
Weighted Average First Adjustment Date:	May 2009	August 2008	February 2012
Percent Interest Only Loans:	33.96%
Percent Second Liens:	3.46%
Percent of First Liens that have a Silent Second:	36.70%
Weighted Average Debt-To-Income Ratio:	40.89%	4.00%	55.00%

(1) Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2) Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %

Product Type of the Group 2 Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Fixed 25 Yrs or Less	27	3,425,956.49	0.61	126,887.28	8.390	70.16	70.16	560
Fixed 30 Yrs	654	95,890,167.14	17.21	146,621.05	8.501	78.43	78.43	617
Fixed 30 Yrs IO	29	12,355,502.91	2.22	426,051.82	6.855	81.69	81.69	659
Fixed Dual Am 40/20	61	17,087,158.86	3.07	280,117.36	7.393	76.31	76.31	605
Hybrid 2 Yrs Dual Am 40/20	223	73,055,572.25	13.11	327,603.46	8.066	80.96	80.96	601
Hybrid 2 Yrs Fixed	349	81,010,034.63	14.54	232,120.44	8.271	80.64	80.64	583
Hybrid 2 Yrs Fixed IO	345	132,482,174.20	23.78	384,006.30	7.149	82.23	82.23	645
Hybrid 3 Yrs Dual Am 40/20	118	34,969,726.10	6.28	296,353.61	7.589	79.63	79.63	602
Hybrid 3 Yrs Fixed	222	53,353,653.42	9.58	240,331.77	8.182	79.89	79.89	577
Hybrid 3 Yrs Fixed IO	107	44,357,390.92	7.96	414,555.06	6.969	82.79	82.79	651
Hybrid 5 Yrs Fixed	35	9,136,759.47	1.64	261,050.27	8.233	71.14	71.14	571
Total:	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614

Servicer of the Group 2 Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Litton	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614
Total:	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614

Originator of the Group 2 Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Argent	2,020	527,298,701.49	94.65	261,038.96	7.781	80.71	80.71	615
Ameriquest	150	29,825,394.90	5.35	198,835.97	8.213	74.71	74.71	588
Total:	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614

Principal Balances of the Group 2 Mortgage Loans at Origination

Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
22,000.00 - 25,000.00	2	46,508.03	0.01	23,254.02	10.738	100.00	100.00	646
25,000.01 - 50,000.00	75	3,008,775.12	0.54	40,117.00	10.793	93.26	93.26	640
50,000.01 - 75,000.00	159	10,109,225.37	1.81	63,580.03	10.127	83.03	83.03	593
75,000.01 - 100,000.00	178	15,592,326.63	2.80	87,597.34	9.565	77.57	77.57	578
100,000.01 - 125,000.00	166	18,723,049.94	3.36	112,789.46	9.033	79.18	79.18	576
125,000.01 - 150,000.00	153	21,017,344.17	3.77	137,368.26	8.700	77.06	77.06	574
150,000.01 - 175,000.00	142	22,922,711.66	4.11	161,427.55	8.374	76.74	76.74	583
175,000.01 - 200,000.00	157	29,488,538.76	5.29	187,825.09	8.107	78.25	78.25	585
200,000.01 - 225,000.00	126	26,932,970.12	4.83	213,753.73	7.981	78.38	78.38	595
225,000.01 - 250,000.00	120	28,554,512.04	5.13	237,954.27	8.008	76.50	76.50	586
250,000.01 - 275,000.00	83	21,757,234.21	3.91	262,135.35	7.976	79.81	79.81	588
275,000.01 - 300,000.00	79	22,694,771.59	4.07	287,275.59	7.643	78.98	78.98	600
300,000.01 - 350,000.00	159	51,501,881.84	9.24	323,911.21	7.632	79.34	79.34	601
350,000.01 - 400,000.00	101	37,887,331.06	6.80	375,122.09	7.433	80.21	80.21	616
400,000.01 - 450,000.00	121	51,794,032.88	9.30	428,049.86	7.395	82.40	82.40	636
450,000.01 - 500,000.00	130	61,836,457.00	11.10	475,665.05	7.362	82.30	82.30	640
500,000.01 - 600,000.00	126	68,129,793.34	12.23	540,712.65	7.287	82.88	82.88	643
600,000.01 - 700,000.00	57	36,676,672.75	6.58	643,450.40	7.445	82.28	82.28	646
700,000.01 - 800,000.00	21	15,397,302.60	2.76	733,204.89	7.225	80.22	80.22	650
800,000.01 - 900,000.00	13	11,079,274.03	1.99	852,251.85	7.578	82.05	82.05	620
900,000.01 - 993,000.00	2	1,973,383.25	0.35	986,691.63	5.977	84.75	84.75	629
Total:	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614

The average loan balance of the mortgage loans at origination was $257,053.93.

Principal Balances of the Group 2 Mortgage Loans as of the Cut-off Date

Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
21,945.56 - 25,000.00	2	46,508.03	0.01	23,254.02	10.738	100.00	100.00	646
25,000.01 - 50,000.00	78	3,158,303.53	0.57	40,491.07	10.710	92.33	92.33	634
50,000.01 - 75,000.00	156	9,959,696.96	1.79	63,844.21	10.144	83.17	83.17	594
75,000.01 - 100,000.00	179	15,691,827.26	2.82	87,663.84	9.562	77.56	77.56	578
100,000.01 - 125,000.00	166	18,748,438.44	3.37	112,942.40	9.032	79.28	79.28	576
125,000.01 - 150,000.00	152	20,892,455.04	3.75	137,450.36	8.699	76.98	76.98	574
150,000.01 - 175,000.00	142	22,922,711.66	4.11	161,427.55	8.374	76.74	76.74	583
175,000.01 - 200,000.00	158	29,672,965.05	5.33	187,803.58	8.119	78.26	78.26	585
200,000.01 - 225,000.00	127	27,197,830.25	4.88	214,156.14	7.953	78.48	78.48	594
225,000.01 - 250,000.00	120	28,605,197.13	5.13	238,376.64	8.035	76.56	76.56	586
250,000.01 - 275,000.00	83	21,806,674.60	3.91	262,731.02	7.975	79.95	79.95	589
275,000.01 - 300,000.00	77	22,145,359.69	3.97	287,602.07	7.620	78.64	78.64	600
300,000.01 - 350,000.00	159	51,501,881.84	9.24	323,911.21	7.632	79.34	79.34	601
350,000.01 - 400,000.00	101	37,887,331.06	6.80	375,122.09	7.433	80.21	80.21	616
400,000.01 - 450,000.00	122	52,242,998.12	9.38	428,221.30	7.400	82.42	82.42	634
450,000.01 - 500,000.00	129	61,387,491.76	11.02	475,872.03	7.358	82.28	82.28	641
500,000.01 - 600,000.00	126	68,129,793.34	12.23	540,712.65	7.287	82.88	82.88	643
600,000.01 - 700,000.00	57	36,676,672.75	6.58	643,450.40	7.445	82.28	82.28	646
700,000.01 - 800,000.00	21	15,397,302.60	2.76	733,204.89	7.225	80.22	80.22	650
800,000.01 - 900,000.00	13	11,079,274.03	1.99	852,251.85	7.578	82.05	82.05	620
900,000.01 - 991,633.25	2	1,973,383.25	0.35	986,691.63	5.977	84.75	84.75	629
Total:	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614

The average loan balance of the mortgage loans as of the cut-off date was $256,739.21.

Gross Mortgage Rates of the Group 2 Mortgage Loans at Origination

Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.000 - 5.000	1	402,400.00	0.07	402,400.00	5.000	80.00	80.00	707
5.001 - 5.500	5	1,905,612.90	0.34	381,122.58	5.373	80.00	80.00	662
5.501 - 6.000	32	15,245,940.89	2.74	476,435.65	5.864	77.80	77.80	682
6.001 - 6.500	160	68,013,154.02	12.21	425,082.21	6.307	78.05	78.05	663
6.501 - 7.000	296	102,146,787.44	18.33	345,090.50	6.801	79.31	79.31	636
7.001 - 7.500	267	83,945,315.27	15.07	314,401.93	7.312	80.09	80.09	620
7.501 - 8.000	308	82,251,504.39	14.76	267,050.34	7.785	78.66	78.66	600
8.001 - 8.500	255	65,460,058.12	11.75	256,706.11	8.262	79.79	79.79	590
8.501 - 9.000	235	49,868,047.00	8.95	212,204.46	8.765	79.22	79.22	569
9.001 - 9.500	145	26,610,221.23	4.78	183,518.77	9.294	79.49	79.49	556
9.501 - 10.000	133	23,718,053.26	4.26	178,331.23	9.733	83.45	83.45	568
10.001 - 10.500	76	11,423,201.13	2.05	150,305.28	10.262	91.18	91.18	606
10.501 - 11.000	85	10,111,619.73	1.81	118,960.23	10.798	93.82	93.82	617
11.001 - 11.500	90	8,486,719.77	1.52	94,296.89	11.307	95.44	95.44	628
11.501 - 12.000	48	5,285,614.69	0.95	110,116.97	11.771	98.02	98.02	652
12.001 - 12.500	26	1,783,469.87	0.32	68,595.00	12.155	100.00	100.00	644
12.501 - 12.650	8	466,376.68	0.08	58,297.09	12.590	100.00	100.00	665
Total:	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614

The weighted-average gross mortgage rate of the mortgage loans as of the cut-off date was 7.804%.

Original Term to Maturity of Group 2 the Mortgage Loans

Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
180 - 240	26	3,366,059.55	0.60	129,463.83	8.375	70.42	70.42	560
241 - 360	2,144	553,758,036.84	99.40	258,282.67	7.800	80.45	80.45	614
Total:	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614

The weighted-average original term to maturity of the mortgage loans as of the cut-off date was 359 months.

Remaining Term to Maturity of the Group 1 Mortgage Loans

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
175 - 180	15	2,297,199.48	0.41	153,146.63	8.373	70.48	70.48	563
181 - 240	11	1,068,860.07	0.19	97,169.10	8.379	70.29	70.29	554
241 - 300	1	59,896.94	0.01	59,896.94	9.250	55.56	55.56	536
301 - 358	2,143	553,698,139.90	99.39	258,375.24	7.800	80.45	80.45	614
Total:	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614

The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was 356 months.

Seasoning of the Group 2 Mortgage Loans

Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2 - 6	2,156	552,568,581.83	99.18	256,293.41	7.795	80.29	80.29	614
7 - 9	14	4,555,514.56	0.82	325,393.90	8.834	91.42	91.42	594
Total:	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614

The weighted-average seasoning of the mortgage loans as of the cut-off date was 3 months.

Combined Loan-To-Value Ratio of the Group 2 Mortgage Loans at Origination(1)

Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
14.81 - 15.00	1	76,869.53	0.01	76,869.53	8.875	14.81	14.81	559
15.01 - 20.00	1	115,836.32	0.02	115,836.32	9.750	17.85	17.85	500
20.01 - 25.00	6	578,840.22	0.10	96,473.37	8.058	22.39	22.39	558
25.01 - 30.00	7	687,927.56	0.12	98,275.37	8.042	27.82	27.82	567
30.01 - 35.00	6	656,400.04	0.12	109,400.01	8.123	33.11	33.11	546
35.01 - 40.00	21	3,344,168.29	0.60	159,246.11	7.771	37.34	37.34	586
40.01 - 45.00	23	4,019,397.23	0.72	174,756.40	7.912	42.82	42.82	578
45.01 - 50.00	37	6,356,932.76	1.14	171,808.99	7.643	47.91	47.91	590
50.01 - 55.00	39	6,204,484.62	1.11	159,089.35	7.989	52.40	52.40	585
55.01 - 60.00	57	11,842,914.22	2.13	207,770.42	7.581	57.80	57.80	581
60.01 - 65.00	83	19,916,075.61	3.57	239,952.72	7.535	63.22	63.22	576
65.01 - 70.00	105	24,791,420.63	4.45	236,108.77	7.882	68.55	68.55	568
70.01 - 75.00	142	32,406,998.74	5.82	228,218.30	8.041	73.98	73.98	559
75.01 - 80.00	824	241,997,845.51	43.44	293,686.71	7.300	79.81	79.81	635
80.01 - 85.00	185	59,498,953.01	10.68	321,615.96	7.758	84.50	84.50	589
85.01 - 90.00	263	82,944,196.98	14.89	315,377.17	7.979	89.62	89.62	605
90.01 - 95.00	90	33,876,586.41	6.08	376,406.52	8.338	94.64	94.64	630
95.01 - 100.00	280	27,808,248.71	4.99	99,315.17	11.004	99.98	99.98	657
Total:	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614

The weighted-average Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 80.39%.
(1) Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value

Effective Loan-To-Value Ratio of the Group 2 Mortgage Loans at Origination(1)

Effective Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
14.81 - 15.00	1	76,869.53	0.01	76,869.53	8.875	14.81	14.81	559
15.01 - 20.00	1	115,836.32	0.02	115,836.32	9.750	17.85	17.85	500
20.01 - 25.00	6	578,840.22	0.10	96,473.37	8.058	22.39	22.39	558
25.01 - 30.00	7	687,927.56	0.12	98,275.37	8.042	27.82	27.82	567
30.01 - 35.00	6	656,400.04	0.12	109,400.01	8.123	33.11	33.11	546
35.01 - 40.00	21	3,344,168.29	0.60	159,246.11	7.771	37.34	37.34	586
40.01 - 45.00	23	4,019,397.23	0.72	174,756.40	7.912	42.82	42.82	578
45.01 - 50.00	37	6,356,932.76	1.14	171,808.99	7.643	47.91	47.91	590
50.01 - 55.00	39	6,204,484.62	1.11	159,089.35	7.989	52.40	52.40	585
55.01 - 60.00	57	11,842,914.22	2.13	207,770.42	7.581	57.80	57.80	581
60.01 - 65.00	83	19,916,075.61	3.57	239,952.72	7.535	63.22	63.22	576
65.01 - 70.00	105	24,791,420.63	4.45	236,108.77	7.882	68.55	68.55	568
70.01 - 75.00	142	32,406,998.74	5.82	228,218.30	8.041	73.98	73.98	559
75.01 - 80.00	824	241,997,845.51	43.44	293,686.71	7.300	79.81	79.81	635
80.01 - 85.00	185	59,498,953.01	10.68	321,615.96	7.758	84.50	84.50	589
85.01 - 90.00	263	82,944,196.98	14.89	315,377.17	7.979	89.62	89.62	605
90.01 - 95.00	90	33,876,586.41	6.08	376,406.52	8.338	94.64	94.64	630
95.01 - 100.00	280	27,808,248.71	4.99	99,315.17	11.004	99.98	99.98	657
Total:	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614

The weighted-average Effective loan-to-value ratio of the mortgage loans as of the cut-off date was 80.39%.
(1) Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %

Occupancy Type of the Group 2 Mortgage Loans at Origination

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Primary	2,114	547,641,759.61	98.30	259,054.76	7.788	80.43	80.43	614
Investor	51	8,750,579.27	1.57	171,579.99	8.741	78.18	78.18	590
Second Home	5	731,757.51	0.13	146,351.50	8.260	72.92	72.92	529
Total:	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614

Property Types of the Group 2 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Single Family	1,603	412,239,280.31	73.99	257,167.36	7.778	79.96	79.96	611
PUD	312	86,844,519.37	15.59	278,347.82	7.874	82.69	82.69	626
Condominium	164	31,054,546.85	5.57	189,356.99	7.934	81.61	81.61	625
Two to Four Family	91	26,985,749.86	4.84	296,546.70	7.823	78.05	78.05	614
Total:	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614

Loan Purpose of the Group 2 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Cash Out Refinance	1,064	281,793,547.65	50.58	264,843.56	7.877	77.62	77.62	585
Purchase	1,004	247,867,390.37	44.49	246,879.87	7.752	83.72	83.72	645
Rate/Term Refinance	102	27,463,158.37	4.93	269,246.65	7.518	78.61	78.61	631
Total:	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614

Documentation of the Group 2 Mortgage Loans at Origination

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Full	1,615	390,279,369.13	70.05	241,659.05	7.667	78.95	78.95	603
Stated	317	95,731,396.29	17.18	301,991.79	8.479	84.56	84.56	646
Limited	238	71,113,330.97	12.76	298,795.51	7.645	82.65	82.65	628
Total:	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614

Lien Position of the Group 2 Mortgage Loans at Origination

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
First	1,920	537,840,222.21	96.54	280,125.12	7.683	79.68	79.68	612
Second	250	19,283,874.18	3.46	77,135.50	11.159	99.98	99.98	662
Total:	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614

Index of the Group 2 Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Six-Month LIBOR	1,399	428,365,310.99	100.00	306,193.93	7.687	81.03	81.03	613
Total:	1,399	428,365,310.99	100.00	306,193.93	7.687	81.03	81.03	613

Prepayment Penalty Status of the Group 2 Mortgage Loans at Origination

Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Has Prepayment Penalty	1,235	356,985,946.06	64.08	289,057.45	7.443	79.62	79.62	619
Has No Prepayment Penalty	935	200,138,150.33	35.92	214,051.50	8.447	81.75	81.75	605
Total:	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614

Prepayment Penalty Term of the Group 2 Mortgage Loans at Origination

Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	935	200,138,150.33	35.92	214,051.50	8.447	81.75	81.75	605
12	121	42,491,523.69	7.63	351,169.62	7.687	78.40	78.40	627
24	657	199,986,986.31	35.90	304,394.20	7.450	81.59	81.59	615
36	457	114,507,436.06	20.55	250,563.32	7.341	76.63	76.63	622
Total:	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614

Geographic Concentration of the Group 2 Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
California	650	237,150,260.62	42.57	364,846.55	7.474	81.06	81.06	635
Florida	365	72,321,976.15	12.98	198,142.40	7.992	79.66	79.66	611
Illinois	160	35,903,266.77	6.44	224,395.42	8.318	81.09	81.09	591
New York	102	34,024,217.97	6.11	333,570.76	7.560	78.39	78.39	614
Maryland	98	27,570,786.45	4.95	281,334.56	7.679	78.69	78.69	593
Arizona	105	23,008,031.64	4.13	219,124.11	7.903	77.63	77.63	608
New Jersey	82	21,725,657.62	3.90	264,947.04	7.967	77.63	77.63	587
Texas	126	15,794,175.10	2.83	125,350.60	8.757	83.37	83.37	583
Nevada	38	10,395,976.14	1.87	273,578.32	7.994	82.67	82.67	632
Washington	34	9,008,852.84	1.62	264,966.26	8.130	80.97	80.97	588
Pennsylvania	55	7,421,980.92	1.33	134,945.11	8.283	79.07	79.07	546
Connecticut	24	7,187,979.65	1.29	299,499.15	7.989	76.44	76.44	594
Massachusetts	24	6,601,833.29	1.18	275,076.39	7.571	81.29	81.29	608
Hawaii	12	5,196,707.55	0.93	433,058.96	7.420	81.60	81.60	640
Wisconsin	34	4,723,823.30	0.85	138,935.98	8.728	82.95	82.95	557
Utah	21	3,957,156.88	0.71	188,436.04	8.031	81.03	81.03	604
Louisiana	30	3,678,738.95	0.66	122,624.63	8.616	80.47	80.47	567
Colorado	10	3,523,902.26	0.63	352,390.23	7.382	86.54	86.54	647
Minnesota	15	3,260,065.30	0.59	217,337.69	8.127	78.67	78.67	579
Oregon	13	3,217,737.58	0.58	247,518.28	7.970	82.38	82.38	602
Michigan	26	2,950,706.59	0.53	113,488.72	8.758	83.24	83.24	570
Missouri	19	2,218,562.91	0.40	116,766.47	8.934	76.04	76.04	542
South Carolina	12	2,021,863.37	0.36	168,488.61	8.093	82.09	82.09	565
Rhode Island	6	1,683,999.06	0.30	280,666.51	8.301	84.09	84.09	575
New Mexico	14	1,580,712.07	0.28	112,908.01	8.993	83.07	83.07	597
Alabama	14	1,255,354.27	0.23	89,668.16	9.685	77.64	77.64	548
Georgia	12	1,233,136.96	0.22	102,761.41	9.333	77.61	77.61	558
North Carolina	10	1,053,003.25	0.19	105,300.33	9.745	76.19	76.19	547
Delaware	4	1,036,167.81	0.19	259,041.95	8.319	84.28	84.28	531
Arkansas	3	868,976.22	0.16	289,658.74	8.075	92.70	92.70	630
Oklahoma	8	752,447.32	0.14	94,055.92	8.777	81.61	81.61	597
Kentucky	5	649,266.99	0.12	129,853.40	8.913	77.96	77.96	517
Tennessee	7	637,390.57	0.11	91,055.80	9.480	78.00	78.00	539
Mississippi	8	568,487.45	0.10	71,060.93	8.554	85.32	85.32	568
Ohio	6	469,392.71	0.08	78,232.12	9.356	82.62	82.62	528
Alaska	2	463,612.18	0.08	231,806.09	8.311	86.30	86.30	554
Indiana	4	389,089.00	0.07	97,272.25	10.483	87.67	87.67	554
Maine	3	370,416.25	0.07	123,472.08	9.406	77.97	77.97	555
Iowa	3	318,467.71	0.06	106,155.90	9.494	87.36	87.36	533
Kansas	2	298,481.69	0.05	149,240.85	9.321	86.89	86.89	525
Wyoming	2	291,498.18	0.05	145,749.09	7.585	69.65	69.65	586
Idaho	1	176,981.91	0.03	176,981.91	9.750	68.69	68.69	516
New Hampshire	1	162,954.94	0.03	162,954.94	6.875	52.65	52.65	632
Total:	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614

Mortgage Insurance Coverage of the Group 2 Mortgage Loans

Mortgage Insurance Coverage %	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Has No Mortgage Insurance	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614
Total:	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614

Credit Score of the Group 2 Mortgage Loans at Origination

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
500 - 524	286	53,403,708.30	9.59	186,726.25	8.660	75.12	75.12	512
525 - 549	333	63,965,322.31	11.48	192,088.05	8.395	74.40	74.40	536
550 - 574	250	54,104,460.86	9.71	216,417.84	8.145	76.06	76.06	561
575 - 599	149	40,293,165.47	7.23	270,423.93	7.937	80.43	80.43	588
600 - 624	318	95,996,878.83	17.23	301,876.98	7.683	82.54	82.54	612
625 - 649	316	92,461,848.66	16.60	292,600.79	7.479	83.73	83.73	636
650 - 674	240	67,967,329.39	12.20	283,197.21	7.460	83.99	83.99	661
675 - 699	132	36,129,075.21	6.48	273,705.12	7.576	85.42	85.42	685
700 - 724	56	17,723,898.41	3.18	316,498.19	7.575	84.67	84.67	713
725 - 749	44	16,569,411.51	2.97	376,577.53	7.156	80.03	80.03	735
750 - 774	31	13,489,334.12	2.42	435,139.81	6.807	76.23	76.23	762
775 - 795	15	5,019,663.32	0.90	334,644.22	6.605	68.37	68.37	786
Total:	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614

The non-zero weighted-average credit score of the mortgage loans as of the cut-off date was 614.

Debt-To-Income Ratio of the Group 2 Mortgage Loans at Origination

Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
4.00 - 10.00	21	5,523,296.86	0.99	263,014.14	7.813	77.38	77.38	582
10.01 - 20.00	70	17,412,420.26	3.13	248,748.86	7.425	81.62	81.62	635
20.01 - 30.00	239	52,313,460.49	9.39	218,884.77	7.761	78.58	78.58	616
30.01 - 40.00	580	138,373,847.55	24.84	238,575.60	7.818	79.44	79.44	616
40.01 - 50.00	1,147	315,669,847.29	56.66	275,213.47	7.818	82.23	82.23	616
50.01 - 55.00	113	27,831,223.94	5.00	246,294.02	7.879	67.43	67.43	571
Total:	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614

The non-zero weighted-average debt-to-income ratio of the mortgage loans as of the cut-off date was 40.89%.

Gross Margin of the Group 2 Adjustable-Rate Mortgage Loans

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.250 - 2.500	2	664,718.60	0.16	332,359.30	6.625	86.17	86.17	713
2.501 - 3.000	1	479,000.00	0.11	479,000.00	6.250	83.98	83.98	689
3.001 - 3.500	4	2,513,200.12	0.59	628,300.03	6.443	89.93	89.93	669
3.501 - 4.000	1	748,750.00	0.17	748,750.00	7.750	89.14	89.14	645
4.001 - 4.500	133	33,814,852.46	7.89	254,247.01	8.233	82.44	82.44	596
4.501 - 5.000	19	5,287,835.22	1.23	278,307.12	8.190	65.15	65.15	571
5.001 - 5.500	21	3,874,346.79	0.90	184,492.70	8.901	73.20	73.20	536
5.501 - 6.000	1,217	380,336,607.80	88.79	312,519.81	7.633	81.11	81.11	615
6.001 - 6.050	1	646,000.00	0.15	646,000.00	6.290	84.44	84.44	593
Total:	1,399	428,365,310.99	100.00	306,193.93	7.687	81.03	81.03	613

The weighted-average gross margin of the adjustable rate mortgage loans as of the cut-off date was 5.833%.

Months to Next Rate Adjustment Date of the Group 2 Adjustable-Rate Mortgage Loans

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
16 - 18	13	4,779,899.82	1.12	367,684.60	8.510	89.85	89.85	586
19 - 24	904	281,767,881.26	65.78	311,690.13	7.686	81.31	81.31	617
25 - 30	7	1,981,808.33	0.46	283,115.48	9.784	93.77	93.77	591
31 - 36	440	130,698,962.11	30.51	297,043.10	7.587	80.59	80.59	608
55 - 58	35	9,136,759.47	2.13	261,050.27	8.233	71.14	71.14	571
Total:	1,399	428,365,310.99	100.00	306,193.93	7.687	81.03	81.03	613

The weighted-average months to next rate adjustment date of the adjustable rate mortgage loans as of the cut-off date was 25.

Maximum Mortgage Rate of the Group 2 Adjustable-Rate Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
11.000 - 11.000	1	402,400.00	0.09	402,400.00	5.000	80.00	80.00	707
11.001 - 11.500	5	1,905,612.90	0.44	381,122.58	5.373	80.00	80.00	662
11.501 - 12.000	26	11,624,871.68	2.71	447,110.45	5.836	81.16	81.16	658
12.001 - 12.500	118	49,262,357.57	11.50	417,477.61	6.343	80.61	80.61	646
12.501 - 13.000	229	80,813,760.01	18.87	352,898.52	6.803	79.94	79.94	636
13.001 - 13.500	218	72,837,682.30	17.00	334,117.81	7.308	80.80	80.80	625
13.501 - 14.000	233	67,910,467.28	15.85	291,461.23	7.783	79.58	79.58	605
14.001 - 14.500	185	52,702,000.91	12.30	284,875.68	8.260	81.65	81.65	594
14.501 - 15.000	155	38,602,271.15	9.01	249,046.91	8.756	79.99	79.99	575
15.001 - 15.500	91	20,441,176.46	4.77	224,628.31	9.288	81.11	81.11	561
15.501 - 16.000	70	15,864,972.26	3.70	226,642.46	9.714	86.73	86.73	568
16.001 - 16.500	32	6,941,121.96	1.62	216,910.06	10.275	89.91	89.91	582
16.501 - 17.000	18	4,518,019.92	1.05	251,001.11	10.729	88.84	88.84	579
17.001 - 17.500	11	2,361,216.67	0.55	214,656.06	11.351	85.64	85.64	576
17.501 - 17.950	7	2,177,379.92	0.51	311,054.27	11.750	96.29	96.29	651
Total:	1,399	428,365,310.99	100.00	306,193.93	7.687	81.03	81.03	613

The weighted-average maximum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 13.686%.

Minimum Mortgage Rate of the Group 2 Adjustable-Rate Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.450 - 5.500	1	219,432.90	0.05	219,432.90	5.450	80.00	80.00	601
5.501 - 6.000	30	13,516,733.08	3.16	450,557.77	5.741	81.00	81.00	660
6.001 - 6.500	118	49,262,357.57	11.50	417,477.61	6.343	80.61	80.61	646
6.501 - 7.000	230	81,010,478.61	18.91	352,219.47	6.803	79.94	79.94	636
7.001 - 7.500	218	72,837,682.30	17.00	334,117.81	7.308	80.80	80.80	625
7.501 - 8.000	233	67,910,467.28	15.85	291,461.23	7.783	79.58	79.58	605
8.001 - 8.500	185	52,702,000.91	12.30	284,875.68	8.260	81.65	81.65	594
8.501 - 9.000	155	38,602,271.15	9.01	249,046.91	8.756	79.99	79.99	575
9.001 - 9.500	91	20,441,176.46	4.77	224,628.31	9.288	81.11	81.11	561
9.501 - 10.000	70	15,864,972.26	3.70	226,642.46	9.714	86.73	86.73	568
10.001 - 10.500	32	6,941,121.96	1.62	216,910.06	10.275	89.91	89.91	582
10.501 - 11.000	18	4,518,019.92	1.05	251,001.11	10.729	88.84	88.84	579
11.001 - 11.500	11	2,361,216.67	0.55	214,656.06	11.351	85.64	85.64	576
11.501 - 11.950	7	2,177,379.92	0.51	311,054.27	11.750	96.29	96.29	651
Total:	1,399	428,365,310.99	100.00	306,193.93	7.687	81.03	81.03	613

The weighted-average minimum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 7.695%.

Initial Periodic Cap of the Group 2 Adjustable-Rate Mortgage Loans

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.000	1,398	428,168,592.39	99.95	306,272.24	7.687	81.03	81.03	613
5.000	1	196,718.60	0.05	196,718.60	6.625	80.00	80.00	683
Total:	1,399	428,365,310.99	100.00	306,193.93	7.687	81.03	81.03	613

The weighted-average initial periodic cap of the adjustable rate mortgage loans as of the cut-off date was 2.001%.

Subsequent Periodic Cap of the Group 2 Adjustable-Rate Mortgage Loans

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	1,398	428,168,592.39	99.95	306,272.24	7.687	81.03	81.03	613
2.000	1	196,718.60	0.05	196,718.60	6.625	80.00	80.00	683
Total:	1,399	428,365,310.99	100.00	306,193.93	7.687	81.03	81.03	613

The weighted-average subsequent periodic cap of the adjustable rate mortgage loans as of the cut-off date was 1.000%.

Interest Only Term of the Group 2 Mortgage Loans at Origination

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	1,689	367,929,028.36	66.04	217,838.38	8.172	79.39	79.39	597
60	481	189,195,068.03	33.96	393,336.94	7.088	82.32	82.32	647
Total:	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614

Historical Delinquency of the Group 2 Mortgage Loans

Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0 X 30	2,097	544,105,555.39	97.66	259,468.55	7.779	80.59	80.59	615
1 X 30	29	6,646,573.41	1.19	229,192.19	8.500	70.54	70.54	573
1 X 60	11	1,882,274.92	0.34	171,115.90	8.938	71.49	71.49	550
1 X 90	3	368,537.53	0.07	122,845.84	9.270	71.22	71.22	520
2 X 30	11	1,430,224.48	0.26	130,020.41	9.027	74.55	74.55	541
2 X 60	1	217,176.50	0.04	217,176.50	9.500	75.00	75.00	540
3 X 30	13	1,561,957.12	0.28	120,150.55	9.281	74.80	74.80	529
3 X 60	1	237,759.30	0.04	237,759.30	11.300	70.00	70.00	517
4 X 30	2	313,487.31	0.06	156,743.66	9.055	77.80	77.80	547
4 X 60	1	183,568.52	0.03	183,568.52	9.500	75.00	75.00	513
5 X 30	1	176,981.91	0.03	176,981.91	9.750	68.69	68.69	516
Total:	2,170	557,124,096.39	100.00	256,739.21	7.804	80.39	80.39	614

Rating Agency Contacts

Standard & Poor’s	Justin Hansen (212) 438-7334
Natalia Skuthan (212) 438-8012

Moody’s	Cecilia Lam (415) 274-1727